Exhibit 10.21
STOCK PURCHASE AGREEMENT

dated as of  August 3, 2010

between

Li3 Energy, Inc.,

Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A,

Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B

and

Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P.

relating to the purchase and sale

of

100% of the issued share capital

of

Alfredo Holdings, Ltd.

Table of Contents

Article I. DEFINITIONS		4
1.1	Definitions	4
1.2	Other Defined Terms	7
Article II. PURCHASE AND SALE		9
2.1	Purchase and Sale of the Acquired Shares	9
2.2	Closing Date	10
2.3	Transactions to be Effected at the Closing	10
Article III. REPRESENTATIONS AND WARRANTIES OF SELLERS		11
3.1	Organization and Good Standing	11
3.2	Capitalization	11
3.3	Subsidiary of the Acquired Company	12
3.4	Authority and Enforceability	13
3.5	No Conflicts; Authorizations	13
3.6	Financial Statements	14
3.7	No Undisclosed Liabilities	14
3.8	Status of PRMC’s business	14
3.9	Taxes	14
3.10	Compliance with Law	15
3.11	Authorizations	15
3.12	Real Property	16
3.13	Intellectual Property	16
3.14	Absence of Certain Changes or Events	16
3.15	Contracts	18
3.16	Litigation	18
3.17	Employees and Benefit Plans	19
3.18	Environmental	19
3.19	Insurance	20
3.20	Books and Records	20
3.21	Brokers or Finders	21
3.22	Bank Accounts	21
3.23	Powers of Attorney	21
3.24	Support Services	21
3.25	Mining Matters	21
3.26	Representations Relating to Sellers’ Acquisition of the Purchase Price Shares	22
3.27	No Corrupt Practices	24
Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER		25
4.1	Organization and Good Standing	25
4.2	Capitalization	25
4.3	Subsidiaries of the Buyer	26
4.4	Authority and Enforceability	26
4.5	No Conflicts; Authorizations	27
4.6	Financial Statements	27
4.7	No Undisclosed Liabilities	27
4.8	Absence of Certain Changes or Events	28
4.9	Litigation	28
4.10	Brokers or Finders	29
4.11	Exchange Act Filings	29
4.12	Investment Company Act	29
4.13	Internal Controls	29
4.14	Sarbanes-Oxley	29
4.15	No Corrupt Practices	29

Article V. COVENANTS OF SELLERS		30
5.1	Access to Samples	30
5.2	Confidentiality	30
5.3	Notification of Certain Matters	31
5.4	Lock-Up; No Shorting	31
Article VI. COVENANTS OF BUYER		31
6.1	Preemptive Rights	31
6.2	Seller Nominee to Board of Directors	32
6.3	Rule 144 Information	32
6.4.	Sellers’ Options to Invest	33
Article VII. COVENANTS OF BUYER AND SELLER		33
7.1	Public Announcements	33
7.2	Tax Matters	33
7.3	Cooperation in Filing Tax Returns	33
7.4	Use of Certain Names	34
7.5	Further Assurances	34
Article VIII. DELIVERABLES		34
8.1	Deliveries by Buyer	34
8.2	Deliveries by Sellers	34
Article IX. AVAILABLE REMEDIES		35
Article X. INDEMNIFICATION		35
10.1	Survival	35
10.2	Indemnification by Sellers	36
10.3	Indemnification by Buyer	36
10.4	Indemnification Procedures for Third Party Claims	37
10.5	Indemnification Procedures for Non-Third Party Claims	39
10.6	Maximum Liability	40
10.7	Exclusion of consequential liability	40
10.8	Environmental Actions	40
10.9	Effect of Investigation; Waiver	40
Article XI. MISCELLANEOUS		41
11.1	Notices	41
11.2	Amendments and Waivers	42
11.3	Expenses	43
11.4	Successors and Permitted Assigns	43
11.5	Governing Law	43
11.6	Consent to Jurisdiction	43
11.7	Counterparts	43
11.8	Third Party Beneficiaries	43
11.9	Entire Agreement	43
11.10	Captions	44
11.11	Severability	44
11.12	Interpretation	44

Sellers Disclosure Schedules

Buyer Disclosure Schedule

Exhibits

Exhibit A - CD with disclosed Due Diligence documents

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of August 3, 2010 (the “Agreement”), between Li3 Energy, Inc., a Nevada corporation (“Buyer”), and Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A, a trust governed by the laws of Australia (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B, a trust governed by the laws of Australia (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P., limited partnership formed and registered under the laws of  England and Wales (“PR Partnership” and, together with Fund A and Fund B, “Sellers”).

WHEREAS, Sellers are the record and beneficial owners of all of the issued and outstanding share capital (the “Acquired Shares”), of Alfredo Holdings, Ltd., an exempted limited company incorporated under the laws of the Cayman Islands (the “Acquired Company”), which owns eight hundred seventy-three thousand, eight hundred sixty-three (873,863) of the issued share capital of Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”). The remaining 2 shares of the issued share capital of PRMC (“PRMC Minority Shareholding”) are owned one each by Carlos Alberto Reyes Comandari; and Alejandra Pérez Rossi.

WHEREAS, Sellers desire to sell the Acquired Shares to Buyer, and Buyer desires to purchase the Acquired Shares from Sellers and the PRMC Minority Shareholding, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

1.1           Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1, or in the applicable Section of this Agreement to which reference is made in this Section 1.1.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Alfredo Property” means collectively all the mining concessions specified in Article 1 of the Option to Purchase Agreement.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any applicable Law.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Santiago, Chile are authorized or required by Law to close.

“Buyer Company” means Buyer, and each of Buyer’s domestic and foreign Subsidiaries, and “Buyer Companies” means, collectively, Buyer and all such Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, its shares of capital stock, (b) in the case of an exempted limited company incorporated under the laws of the Cayman Islands, its share capital, (c) in the case of a partnership or limited liability company, its partnership or membership interests or units (whether general or limited), and (d) any other interest that confers on a Person the right to receive a share of the profits and losses, or distribution of assets, of the issuing entity.

“Charter Documents” means, with respect to any entity, the certificate of incorporation, the articles of incorporation, by-laws, articles of organization, memorandum and articles of association, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended).

“Claim” means any (i) Lien arising in connection with community property laws, claim, preferential purchase right, option, right of first refusal, indenture, production payment, restriction, burden, right of purchase or right of a vendor under any title retention or conditional sale agreement, or (ii) arrangement, contract, commitment, understanding or obligation of any nature whatsoever which serves to restrict or impair the value of a property or security.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order or purchase order.

“Due Diligence” means the enquiries and investigations into the Acquired Company, PRMC, the Alfredo Property and its assets and rights carried out by the Buyer.

“Equity Securities” means (a) shares of Capital Stock, and (b) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts that, directly or indirectly, could require the issuer thereof to issue, sell or otherwise cause to become outstanding shares of Capital Stock.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Determination” means a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired and is not subject to further review or modification.

“GAAP US” means United States generally accepted accounting principles.

“Governmental Entity” means any government, governmental, semi-governmental, administrative, fiscal, municipal or judicial body, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Indemnitee” means any Person that is seeking indemnification from an Indemnitor pursuant to the provisions of this Agreement.

“Indemnitor” means any party hereto from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

“Knowledge” of a Person or any similar phrase means, with respect to any fact or matter, the actual knowledge of the directors and  executive officers of the Person or its Subsidiaries, together with such knowledge that such directors, executive officers could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Entity.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance in respect of such property or asset.

“Losses” means all losses, damages, claims (including third party claims), charges, interest, penalties, Taxes, costs and expenses (including reasonable legal, consultant, accounting and other professional fees, costs of sampling, testing, investigation, removal, treatment and remediation of contamination and fees and costs incurred in enforcing rights under Article X), but excluding consequential liability pursuant to the terms in Section 10.7.

“Material Adverse Effect” on a Person means a material adverse effect on the condition (financial or otherwise), operations or results of operations of that Person and its Subsidiaries taken as a whole.

“Mines” means excavations in the soil and sub-soil from which ores or other Minerals are removed, excluding any such removal for exploration works or evaluation purposes.

“Minerals” means any metallic or non-metallic substance, existing within the boundaries of the Mining Concessions.

“Mineral Interest” or “Mining Concession” mean any mining exploration concessions (Concesiones de Exploracion), mining claims (Pertenencias), whether fully granted or still under procedure (pedimentos or manifestaciones) pursuant to Chilean mining law, which is part of the Alfredo Property.

“Mineral Leases” means. agreements between a property owner and another party who is allowed to explore for and extract Minerals that are found on the Mining Concessions for a stated time in exchange for periodic payments to the landowner.

“Option to Purchase Agreement” means that certain Option to Purchase Agreement, dated as of June 6, 2008, by and between Sociedad Contractual Minera La Fortaleza, and PRMC, as amended as of April 17, 2009 and assigned as of  October 24 2008, a copy of which is attached in the Seller Disclosure Schedule.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“Permitted Liens” means (a) Liens for current real or personal property taxes not yet due and payable, (b) workers’, carriers’ and mechanics’ or other like liens incurred in the ordinary course of business with respect to which payment is not due and that do not impair the conduct of the businesses of the Acquired Company or  its Subsidiary or the present use of the affected property and (c) liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Pre-Closing Environmental Liabilities” means Liabilities based upon or arising out of a breach of Environmental Laws in connection with PRMC’s activities in the Alfredo Property at any time from the date of the Option to Purchase Agreement until Closing.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Seller Company” means each Seller and each of the Acquired Company and PRMC, and “Seller Companies” means, collectively, Sellers, the Acquired Company and PRMC.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

“Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, profits,  transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

“Trading Day” with respect to any security, means any day on which the principal securities exchange or electronic quotation service on which such security is traded or quoted is open.

“Transaction Documents” means this Agreement and all other agreements, instruments, schedules and other documents entered into or to be entered into or furnished or to be furnished  pursuant hereto, or in connection with the execution or performance of this Agreement.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and stock transfer taxes and fees.

“$” means United States dollars.

1.2           Other Defined Terms. The following terms have the meanings assigned to such terms in the Sections of the Agreement set forth below:

Acquired Balance Sheet	3.6
Acquired Balance Sheet Date	3.6
Acquired Company	Recital
Acquired Financial Statements	3.6
Acquired Shares	Recital
Acquired Subsidiary Shares	3.3(b)
Acquisition	2.1
Action	3.16(a)
Agreement	Preamble
Alfredo Mine	2.1(b)
Applicable Survival Period	10.1(c)
Buyer	Preamble
Buyer Annual Financial Statements	4.6
Buyer Balance Sheet	4.6
Buyer Balance Sheet Date	4.6
Buyer Common Stock	2.1(a)
Buyer Disclosure Schedule	Preamble to Article IV
Buyer Financial Statements	4.6
Buyer Indemnitees	10.2(a)
Buyer Interim Balance Sheet	4.6
Buyer Interim Balance Sheet Date	4.6
Buyer Interim Financial Statements	4.6
Buyer SEC Report	4.12
Buyer Warranty Losses	10.2(b)
Closing	2.2
Closing Date	2.2
Consents	3.5(a)
Contingent Consideration	2.1(b)
Contingent Milestone	2.1(b)
Environment	3.18(a)(i)
Environmental Action	3.18(a)(ii)
Environmental Laws	3.18(a)(iii)
Environmental Permits	3.18(a)(iv)
Equity Payment Option	2.1(c)
Hazardous Substances	3.18(a)(v)
Intellectual Property	3.13(a)
Liabilities	3.6
Material Contract	3.15(b)
Maximum Liability Amount	10.6 (a)
Milestone Notice	2.1(c)
Minor Contracts	3.15(e)
Moving Average Price	2.1(a)
Notice of Claim	10.4(a)
PPO Price	2.1(a)
PRMC	Recitals
PRMC Payable	3.14(xviii)
PRMC Minority Shareholding	Recitals

Purchase Price Shares	2.1(a)
Release	3.18(a)(vi)
Seller Disclosure Schedule	Preamble to Article III
Seller Indemnitees	10.3(a)
Seller Warranty Losses	10.3(b)
Third Party Claim	10.4(a)
Third Party Defense	10.4(b)
Traspaso de Acciones	2.3(b)

ARTICLE II.  PURCHASE AND SALE

2.1           Purchase and Sale of the Acquired Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell to Buyer, and Buyer shall purchase from the Sellers, all of the Acquired Shares free and clear of all Liens.  The aggregate consideration to be provided by Buyer to the Sellers for the Acquired Shares (The purchase and sale of the Acquired Shares is referred to in this Agreement as the “Acquisition”) is:

(a)          A number of newly issued shares (the “Purchase Price Shares”) of the common stock, par value $0.001 per share, of the Buyer (“Buyer Common Stock”), equal to the quotient of $2,500,000 divided by the lesser of (i) Moving Average Price (as defined below) as of the Closing, and (ii) the price per share of Buyer Common Stock received by Buyer in any private placement of Buyer Common Stock completed by Buyer after April 20, 2010 and prior to the Closing (such lesser price, the “PPO Price”).  As used in this Agreement, the “Moving Average Price,” as of any date, means the average of the last sale price (or, if there are no sales on such date, the closing bid price) for the Buyer Common Stock on the thirty (30) Trading Days immediately preceding such date.  The Purchase Price Shares shall be delivered as provided in Section 2.3; and

(b)          If and when the following milestones (“Contingent Milestones”) are achieved with respect to a mine to recover iodine or nitrate from the Alfredo Property (the “Alfredo Mine”), Buyer shall pay to Sellers the following additional amounts in cash (the “Contingent Consideration”):

(i)	$1,000,000 upon board resolution of Buyer to commence final engineering and design of the Alfredo Mine;

(ii)	a further $2,000,000 upon board resolution of Buyer to commence construction of the Alfredo Mine; and

(iii)
a further $2,500,000 upon commencement of commercial production from the Alfredo Mine. For these purposes commercial production means the production from the Alfredo Property at a rate of 75% of design capacity for 3 months.

(c)          Within fifteen (15) Business Days of the occurrence of any Contingent Milestone, Buyer shall give each Seller notice thereof (a “Milestone Notice”).  Each Seller shall have the right (the “Equity Payment Option”) to elect to receive any payment of Contingent Consideration in shares of Buyer Common Stock, valued for such purpose at the greater of (i) the PPO Price and (ii) the Moving Average Price as of the date of payment.  Each Seller may exercise its Equity Payment Option with respect to the Contingent Consideration arising out of any Contingent Milestone by delivering notice of such Seller’s exercise of the Equity Payment Option to Buyer within five (5) Business Days of receiving the Milestone Notice related to such Contingent Milestone.  Buyer shall pay the Contingent Consideration with respect to any Contingent Milestone to the Sellers within thirty (30) Business Days of the occurrence of such Contingent Milestone. Sellers shall have the right, on reasonable written request to Buyer, to inspect the Alfredo Property from time to time in order to assess the progress made toward completion of the Contingent Milestones, provided such inspections do not adversely affect the normal operation of the Alfredo Property.

(d)          Buyer shall deliver to each Seller such portion of the Purchase Price Shares or Contingent Consideration, as the case may be, as is set forth for such Seller in Schedule 2.1(d) hereto. Buyer shall deliver a portion of the Purchase Price Shares not to exceed 20% to such other Person designated by a Seller, provided that such Person agrees to the transfer restrictions set forth in Section 5.4 (in this specific case the Lock-up Period shall be of 6 months and not 18 months as provided in such Section 5.4) and makes customary investor qualification representations in a written document in a form reasonably acceptable to Sellers and Buyer. Schedule 2.1(d) sets forth the allocation of the Purchase Price Shares considering the Persons hereby designated by Sellers.

(e)          Sellers acknowledge and agree that Buyer is under no obligation to seek the achievement of any Contingent Milestone, to cause PRMC to exercise any rights under the Option to Purchase Agreement, or otherwise to seek to explore and/or develop the Alfredo Property or any other Mine or Mineral Interests.

(f)           If, at any time within the period ending on the third anniversary following the Closing Date, the Buyer sells, transfers or otherwise disposes, directly or indirectly, of all or substantially all of the Acquired Shares, the shares of PRMC or the Alfredo Property to any other Person, then prior to such sale, transfer or disposition, the acquiring party must first expressly acknowledge to the Sellers and the Buyer in writing that it is bound by the Buyer’s obligations in Section 2.1(b) above, in form satisfactory to the Sellers. In such case (i) the transferee will satisfy the payment obligations in cash and the Equity Payment Option shall not apply and (ii) Buyer will cease to be liable to Sellers for any subsequent Contingent Consideration.

2.2           Closing Date. The signing and closing of the Acquisition (the “Closing”) take place concurrently at the offices of Baker & McKenzie, in Santiago, Chile, at 10:00 a.m. on  August 3, 2010. The date upon which the Closing and the signing simultaneously occur is herein referred to as the “Closing Date.”

2.3           Transactions to be Effected at the Closing.

(a)          At the Closing, Buyer shall deliver to Sellers (i) certificates representing the Purchase Price Shares, and (ii) all other documents, instruments or certificates required to be delivered by Buyer, acting reasonably, at or prior to the Closing pursuant to this Agreement.

(b)          At the Closing, Sellers shall deliver to Buyer or procure the delivery to the Buyer of (or if Buyer so elects, to a Subsidiary of the Buyer):  (i) executed instruments of transfer; (ii) a resolution of the board of directors of the Acquired Company noting and approving the transfer of the Acquired Shares from Sellers to the Buyer; (iii)  all other documents and instruments necessary to vest in Buyer (or its Subsidiary) all of Sellers’ right, title and interest in and to the Acquired Shares, free and clear of all Liens; (iii) copy of the members register of the Acquired Company evidencing the transfer of the Acquired Shares; (iv) duly executed transfer documents (“Traspaso de Acciones”) of PRMC Minority Shareholding to the Affiliate of the Buyer designated by Buyer; (v)  the shareholders’ registry of PRMC evidencing the transfer of  PRMC Minority Shareholding to the Affiliate designated by Buyer; (vi) original share certificates of PRMC Minority Shareholding in the name of Carlos Alberto Reyes Comandari and Alejandra Pérez Rossi duly cancelled and newly issued shares certificate of  PRMC  in the name of the Affiliate designated by Buyer; and (vii) all other documents, instruments or certificates required to be delivered by Sellers at or prior to the Closing pursuant to this Agreement. Documents indicated in letters (iv), (v) and (vi) may be delivered by Seller to Buyer’s counsel in Chile, Baker & McKenzie Santiago,  who shall acknowledge receipt of those documents.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Buyer that each statement contained in this Article III is true and correct as of the date hereof, except as set forth in the in the disclosure schedule dated and delivered as of the date hereof by Sellers to Buyer (the “Seller Disclosure Schedule”), which is attached to this Agreement and is designated therein as being the Seller Disclosure Schedule. The Seller Disclosure Schedule shall be arranged in sections corresponding to each Section of this Article III.  Each exception to a representation and warranty set forth in the Seller Disclosure Schedule shall qualify the specific representation and warranty which is referenced in the applicable section of the Seller Disclosure Schedule, and no other representation or warranty.

3.1           Organization and Good Standing.

(a)           The Acquired Company is an exempted limited company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, Fund A and Fund B are trusts duly organized, validly existing and in good standing under the Laws of Australia; and PR Partnership is an limited partnership duly formed and registered, validly existing and in good standing under the Laws of England and Wales.  Each of the Sellers and the Acquired Company has all requisite power to own and to carry on its business as currently conducted, and the Acquired Company is duly qualified to do business and is in good standing in  Cayman Islands.

(b)           Neither the Acquired Company nor any Seller is in default under its Charter Documents. The Charter Documents of the Acquired Company in the forms attached to the Seller Disclosure Schedule are the Charter Documents of the Acquired Company as in effect on the date of this Agreement.

3.2           Capitalization.

(a)           The authorized Capital Stock of the Acquired Company consists of five million (5,000,000) shares with a par value of $0.01 per share. All of the Acquired Shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Sellers  free and clear of all Liens.  Upon transfer of the Acquired Shares to Buyer in accordance with the terms of Article II.  , and upon the directors of the Acquired Company approving and registering the transfers and the Buyer being entered into the Acquired Company’s register of members as the registered owner of the Acquired Shares, Buyer will receive valid title to the Acquired Shares, free and clear of all Liens.

(b)           All of the Acquired Shares were issued in compliance with applicable Laws. None of the Acquired Shares was issued in violation of any Contract to which any Seller or the Acquired Company is a party or is subject to, or in violation of, any preemptive or similar rights of any Person.

(c)           Other than the Acquired Shares, the Acquired Company does not have outstanding any Equity Securities or any other securities. The Acquired Company is not a party or subject to any Contract obligating the Acquired Company to issue any Equity Securities or any other securities and, to Seller’s Knowledge, there is no circumstance or condition that may give rise to a claim by any Person that such Person is entitled to acquire any securities of the Acquired Company. The Acquired Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(d)           The Acquired Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.

(e)           Neither Seller nor the Acquired Company is a party or subject to any stockholder agreement, voting agreement, voting trust or any other similar arrangement which has the effect of restricting or limiting the transfer, voting or other rights associated with the Acquired Shares.

(f)           There are no obligations, contingent or otherwise, of the Acquired Company to provide corporate funding (in the form of a loan or capital contribution) to any Person.

(g)           No share certificates have been issued by the Acquired Company or are existing in respect of the Acquired Shares.

3.3          Subsidiary of the Acquired Company.

(a)           PRMC is validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power to carry on its business as currently conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it conducts any business so as to require such qualification.

(b)           PRMC is  the only Subsidiary of the Acquired Company. The Seller Disclosure Schedule sets forth  the formation documents, the authorized and outstanding Capital Stock of such Subsidiary and the owner(s) of record of such outstanding Capital Stock. The outstanding shares of Capital Stock of the Subsidiary of the Acquired Company (collectively, the “Acquired Subsidiary Shares”) are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Acquired Company or another Subsidiary or nominee of the Acquired Company free and clear of all Liens.

(c)           All of the Acquired Subsidiary Shares were issued in compliance with applicable Laws. None of the Acquired Subsidiary Shares was issued in violation of any Contract to which any Seller, the Acquired Company or  its Subsidiary is a party or is subject.

(d)           Other than the Acquired Subsidiary Shares set forth in the Seller Disclosure Schedule, the Subsidiary of the Acquired Company does not have outstanding any Equity Securities or any other securities. The Subsidiary of the Acquired Company is not a party and it is not subject to any Contract obligating such Subsidiary to issue any Equity Securities or any other securities and, to Seller’s Knowledge, there is no circumstance or condition that may give rise to a claim by any Person that such Person is entitled to acquire any securities of the Subsidiary of the Acquired Company. No Subsidiary of the Acquired Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(e)           No Subsidiary of the Acquired Company has outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.

(f)           Other than PRMC,  the Acquired Company does not directly or indirectly own any Equity Securities or other securities in any Person. Likewise.  PRMC does not directly or indirectly own any Equity Securities or other securities in any Person

(g)           None of Seller, the Acquired Company or the Subsidiary of the Acquired Company is a party or subject to any stockholder agreement, voting agreement, voting trust or any other similar arrangement which has the effect of restricting or limiting the transfer, voting or other rights associated with the Acquired Subsidiary Shares.

(h)           There are no obligations, contingent or otherwise, of the Subsidiary of the Acquired Company to provide corporate funding (in the form of a loan or capital contribution) to any Person.

3.4          Authority and Enforceability. Such Seller has the requisite power and authority to enter into this Agreement and to consummate the Acquisition. The execution and delivery of this Agreement and the consummation of the Acquisition have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by or on behalf of such Seller and, assuming due authorization, execution and delivery by Buyer, constitutes the valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (b) the availability of injunctive relief and other equitable remedies.

3.5          No Conflicts; Authorizations.

(a)           The execution and delivery of this Agreement by or on behalf of the Sellers do not, and the performance by Sellers of their obligations hereunder and the consummation by Sellers of the transactions contemplated hereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate the provisions of any of the Charter Documents of any Seller, the Acquired Company or its Subsidiary, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights, or require a consent to assignment, under any Contract (A) to which any Seller, the Acquired Company or its Subsidiary is a party, (B) of which any Seller, the Acquired Company or its Subsidiary is a beneficiary or (C) by which any Seller, the Acquired Company or its Subsidiary or any of their respective assets is bound, (iii) to Sellers’ Knowledge, violate or conflict with any Law, Authorization or Order applicable to any Seller, the Acquired Company or its Subsidiary, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such Law, Authorization or Order, or (iv) to Sellers’ Knowledge, result in the creation of any Liens upon any of the assets owned or used by any Seller, the Acquired Company or its Subsidiary.  Section 3.5(a) of the Seller Disclosure Schedule sets forth all consents, waivers, assignments and other approvals and actions that are required in connection with the transactions contemplated by this Agreement under any Contract to which the Acquired Company or its Subsidiary is a party (collectively, “Consents”) in order to preserve all rights of, and benefits to, the Acquired Company and its Subsidiary thereunder.

(b)           No Authorization or Order of, registration, declaration or filing with, or notice to, any Governmental Entity or other Person is required by or with respect to any Seller, the Acquired Company or its Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the Acquisition.

3.6          Financial Statements. True and complete copies of (a) the financial statements of the Acquired Company from inception until July 15, 2010 and the related balance sheet, statement of income and statement of changes in equity; (b) the financial statements of PRMC as at December 31 in each of the years 2008 and 2009 and the related statements of income and retained earnings for the years then ended; and (c) the financial statements consisting of the balance sheet of the PRMC as at June 30, 2010, and the related statements of income and retained earnings for the six-month period then ended. The financial statements referred to in (a), (b) and (c) above collectively referred to as the “Acquired Financial Statements”, all of which are included in the Seller Disclosure Schedule. The Acquired Financial Statements are true, complete and correct and have been prepared in accordance with generally accepted accounting principles in the jurisdiction of their respective place of incorporation  applied on a consistent basis throughout the periods involved, subject, in the case of interim financial statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the annual financial statements). The Acquired Financial Statements are based on the books and records of the Acquired Company and its Subsidiary, and fairly present the financial condition of the Acquired Company and its Subsidiary as of the respective dates they were prepared and the results of the operations of the Acquired Company and its Subsidiary for the periods indicated. The balance sheets of the Acquired Company as of July 15, 2010 and its Subsidiary as of June 30, 2010 are referred to herein as the “Acquired Balance Sheet” and June 30, 2010 is referred to as the “Acquired Balance Sheet Date”.  Each of the Acquired Company and its Subsidiary maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles in the jurisdiction of their respective place of incorporation.

3.7          No Undisclosed Liabilities. To the Seller’s Knowledge the Acquired Company and its Subsidiary have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are reflected or reserved against in the Acquired Balance Sheet as of the Acquired Balance Sheet Date, (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Acquired Balance Sheet Date and which are not, individually or in the aggregate, material in amount; and (c) the PRMC Payable

3.8          Status of PRMC’s business. PRMC has not started the operation and exploitation of the Alfredo Property.   The Acquired Company and PRMC do not have customers, inventories or account receivables (other than VAT receivables).

3.9          Taxes.

(a)           All Tax Returns required to have been filed by or with respect to the Acquired  Company and its Subsidiary have been duly and timely filed, and each such Tax Return correctly and completely reflects liability for Taxes and all other information required to be reported thereon. All Taxes owed by the Acquired Company and its Subsidiary (whether or not shown on any Tax Return) have been timely paid. The Acquired Company and its Subsidiary have adequately provided for, in their books of account and related records, liability for all unpaid Taxes, being current Taxes not yet due and payable.

(b)           Other than as specified in Seller’s Disclosure Schedule, there is no action or audit currently proposed, threatened or pending against, or with respect to, the Acquired Company or its Subsidiary in respect of any Taxes.  The Acquired Company and its Subsidiary are not the beneficiary of any extension of time within which to file any Tax Return, nor have any of the Acquired Company or its Subsidiary made (or had made on their behalf) any requests for such extensions. No claim has ever been made by an authority in a jurisdiction where any of the Acquired Company or its Subsidiary do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns. There are no Liens on any of the stock or assets of the Acquired Company or its Subsidiary with respect to Taxes.

(c)           The Sellers, the Acquired Company and its Subsidiary have withheld and timely paid all Taxes required to have been withheld and paid and have complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(d)           There is no dispute or claim concerning any liability for Taxes with respect to the Acquired Company and its Subsidiary for which notice has been provided, or which is asserted or threatened, or which is otherwise known to Seller or any other Seller Company. No issues have been raised in any Taxes examination with respect to any Seller Company which, by application of similar principles, could be expected to result in liability for Taxes for the Acquired Company or its Subsidiary. The Seller Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Acquired Company and its Subsidiary for taxable periods ended on or after December 31, 2008.

(e)           The tax losses of the Acquired Company and its Subsidiary have been incurred in accordance with the Law, including those related to the tax enquiry identified in the Sellers’ Disclosure Schedule. The Acquired Company and its Subsidiary maintain all appropriate supporting accounting books and commercial documentation evidencing such losses, which losses may be supported and justified with any Tax Authority.

(f)           No Tax will be payable by PRMC or the Acquired Company as a result of activities performed within tax periods starting before the Closing Date which Tax Returns are filed on or after the Closing Date.

3.10        Compliance with Law.

(a)           From their incorporation date and until the Closing Date, each of the Acquired Company and its Subsidiary has complied in all material respects with each, and is not in material violation of any, applicable Law to which the Acquired Company or any such Subsidiary or its respective business, operations, assets or properties is or has been subject.

(b)           No event has occurred and to Sellers’ Knowledge no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of the Acquired Company or its Subsidiary to comply with, any Law. Neither the Acquired Company nor its Subsidiary has received notice regarding any violation of, conflict with, or failure to comply with, any Law.

3.11        Authorizations.

(a)           Each of the Acquired Company and its Subsidiary owns, holds or lawfully uses in the operation of its business all Authorizations which are necessary for it to conduct its business as currently conducted or for the ownership and use of the assets owned or used by the Acquired Company or any such Subsidiary in the conduct of its business free and clear of all Liens. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement

(b)           No event has occurred and to Sellers’ Knowledge no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of the Acquired Company or  its Subsidiary to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. Neither the Acquired Company nor its Subsidiary has received notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. Neither the Acquired Company nor its Subsidiary is in default, nor has the Acquired Company or its Subsidiary received notice of any claim of default, with respect to any Authorization.

3.12        Real Property. The Acquired Company and PRMC do not own, lease or otherwise have any interest in any Real Property or Personal Property.

3.13        Intellectual Property.

(a)           As used in this Agreement, “Intellectual Property” means: (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials; (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (iv) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof; and (v) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (iv) in any country of the world, including all letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs , all registered and unregistered copyrights in both published and unpublished works , all trademarks, service marks and other proprietary indicia (whether or not registered) , trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

(b)           Neither the Acquired Company nor PRMC owns any right, title or interest in or to any Intellectual Property other than the names “Pacific Road,” “Pacific Road Mining” and “Pacific Road Mining Chile” (the “Pacific Road Marks”).

3.14        Absence of Certain Changes or Events. From the Acquired Balance Sheet Date (in the case of PRMC) and from July 15, 2010 (in the case of the Acquired Company) to the Closing Date:

(i)	there has not been any material adverse change in the condition (financial or otherwise), operations, prospects or results of operations of the Acquired Company and its Subsidiary taken as a whole;

(ii)	neither the Acquired Company nor its Subsidiary has amended or changed its Charter Documents;

(iii)
neither the Acquired Company nor its Subsidiary has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Equity Security or any other security;

(iv)	neither the Acquired Company nor its Subsidiary has split, combined or reclassified any Equity Security or other security, or issued, or authorized for issuance, any Equity Security or other security;

(v)	neither the Acquired Company nor its Subsidiary has altered any term of any outstanding Equity Security or other security;

(vi)	neither the Acquired Company nor its Subsidiary has hired any employee or otherwise incurred in any material labor or social security liability;

(vii)	the Acquired Company nor its Subsidiary has sold, leased, transferred or assigned any property or material assets of the Acquired Company or any such Subsidiary;

(viii)	neither the Acquired Company nor its Subsidiary has incurred, assumed or guaranteed any Indebtedness;

(ix)	neither the Acquired Company nor its Subsidiary has created or assumed any Lien on the Alfredo Property or has created or assumed any material Lien on any other asset;

(x)
neither the Acquired Company nor its Subsidiary has made any loan, advance or capital contribution to, or investment in, any Person other than travel loans, payments or advances in the ordinary course of business consistent with past practice;

(xi)
neither the Acquired Company nor its Subsidiary has entered into any Contract in amounts exceeding $25,000; (i) the Option to Purchase Agreement has not been modified, and (ii) no rights thereunder have been waived or accelerated;

(xii)	there has not been any material violation of or conflict with any Law to which the business, operations, assets or properties of the Acquired Company or its Subsidiary are subject;

(xiii)
none of Sellers, the Acquired Company or the Subsidiary of the Acquired Company has agreed or entered into any arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Article III.  untrue or incorrect;

(xiv)	To the Sellers’ Knowledge there has not been any material damage, destruction or loss with respect to the property and assets of the Acquired Company or its Subsidiary;

(xv)	none of the Acquired Company or its Subsidiary has made any change in accounting practices;

(xvi)	none of the Acquired Company or its Subsidiary has made any Tax election, changed its method of Tax accounting or settled any claim for Taxes; or

(xvii)	none of Sellers, the Acquired Company or its Subsidiary has agreed, whether in writing or otherwise, to do any of the foregoing.

(xviii)
Pursuant to the Letter of Intent executed by Sellers and Buyer on April 20 2010, Buyer had to make a payment in the amount of $90,000 to the Sellers, which the latter instructed the Buyer to deliver directly to PRMC. PRMC recorded the $90,000 as an account payable to Sellers (the “PRMC Payable”).

3.15        Contracts.

(a)           The Seller Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which the Acquired Company or  its Subsidiary is a party or is subject, or by which any of their respective assets are bound:

(b)           Other than the Letter of Intent executed by Sellers and Buyer on April 20 2010, the Option to Purchase Agreement is the only material contract entered into by the Acquired Company or PRMC (the “Material Contract”), which is in full force and effect and valid and enforceable in accordance with its terms.

(c)           Neither the Acquired Company nor its Subsidiary is, and to each Seller’s Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in the Material Contract, and neither the Acquired Company nor its Subsidiary has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured. To Sellers’ Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, the Material Contract.

(d)           Sellers have delivered accurate and complete copies of each Contract listed in the Seller Disclosure Schedule to Buyer.

(e)           All Contracts other than Material Contracts to which the Acquired Company or  its Subsidiary is a party or is subject, or by which any of their respective assets are bound (collectively, the “Minor Contracts”), are in all material respects valid and enforceable in accordance with their terms. Neither the Acquired Company nor  its Subsidiary is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Acquired Company or  its Subsidiary, except in either case where such default individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Acquired Company.

(f)           The Option to Purchase Agreement grants to PRMC an exclusive, irrevocable and unconditional (except for the payment of the corresponding option fees) right to purchase the Alfredo Property. PRMC has paid to Sociedad Contractual Minera la Fortaleza all the option fees due in consideration for the option to purchase the Alfredo Property up to the Closing Date.  Each of the current and former parties to the Option Purchase Agreement took all necessary corporate actions and exercised all powers and/or actions necessary to authorize the execution, delivery and performance by it of the Option to Purchase Agreement, including each of its amendments and assignments.

3.16        Litigation.

(a)           There is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an “Action”) (i) pending or, to any Seller’s Knowledge, threatened against or affecting the Acquired Company or  its Subsidiary, or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. There is no Action against any current or, to any Seller’s Knowledge, former director or employee of the Acquired Company or its Subsidiary with respect to which the Acquired Company or any such Subsidiary has or is reasonably likely to have an indemnification obligation.

(b)           There is no unsatisfied judgment, penalty or award against or affecting the Acquired Company or  its Subsidiary or any of their respective properties or assets.  To Seller’s Knowledge there is no Order to which the Acquired Company or its Subsidiary or any of their respective properties or assets are subject.

3.17        Employees and Benefit Plans. Neither the Acquired Company nor PRMC have any employees, labor or social security liability or pension or benefit plan.

3.18        Environmental.

(a)           As used in this Agreement, the following words and terms have the following definitions:

(i)
“Environment” the global system made up of natural and artificial elements, whose physical, chemical and biological nature, along with their cultural interactions, are in constant change by all human or natural actions, which govern and condition the existence and further development of life and each one of its forms.

(ii)
“Environmental Action” means any claim, proceeding or other Action brought or threatened under any Environmental Law or otherwise asserting that the Acquired Company or a Subsidiary of the Acquired Company has incurred any Pre-Closing Environmental Liability.

(iii)
“Environmental Laws” means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Chilean Governmental Entity relating to the Environment, human health, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted.,

(iv)	“Environmental Permits” means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Entity under Environmental Law.

(v)
“Hazardous Substances” means all explosive materials, radioactive materials, hazardous materials, toxic materials, wastes, chemicals, petroleum, petroleum by-products and petroleum products (including crude oil or any fraction thereof), asbestos and asbestos containing materials, and all other materials, chemicals and substances that are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law.

(vi)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

(b)           Each of the Acquired Company and its Subsidiary has been, and is currently, in compliance with all Environmental Laws. None of Seller, the Acquired Company or  its Subsidiary has received notice alleging that the Acquired Company or  its Subsidiary is not in such compliance with Environmental Laws.

(c)           There are no past, pending or, to any Seller’s Knowledge, threatened Environmental Actions against or affecting the Acquired Company its Subsidiary or the Mining Concessions, and no Seller is aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against the Acquired Company or any such Subsidiary.

(d)           Neither the Acquired Company nor its Subsidiary has entered into or agreed to any Order, and to Sellers Knowledge neither the Acquired Company nor its Subsidiary is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(e)           No Lien has been attached to, or asserted against, the assets, the Mining Concessions, the or rights of the Acquired Company or  its Subsidiary pursuant to any Environmental Law, and, to Sellers’ Knowledge, no such Lien has been threatened. To Sellers’ Knowledge, there are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Mining Concession

(f)           To Sellers Knowledge, there has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Mining Concession.

(g)           Neither the Acquired Company nor its Subsidiary has received information requests from the Comisión Nacional del Medio Ambiente,  Ministerio del Medio Ambiente or Superintendencia del Medio Ambiente in Chile.

(h)           To Sellers Knowledge, there is no asbestos containing material or lead based paint containing materials in, at, on, under or within the Mining Concessions.

(i)           Neither the Acquired Company nor its Subsidiary has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

3.19        Insurance. There are no insurance policy which covers the Acquired Company or its Subsidiary or their respective businesses, properties, assets or directors.

3.20        Books and Records. The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the shareholders, the board of directors and any committees of the board of directors), the register of members of the Acquired Company and its Subsidiary are correct and complete, and have been maintained in accordance with the applicable Law and sound business practices. The minute books of the Acquired Company and its Subsidiary contain accurate and complete records of all meetings, or actions taken by written consent, of the shareholders, the board of directors and any committees of the board of directors, of the Acquired Company and its Subsidiary, and no meeting, or action by written consent in lieu of such meeting, of any such shareholder, board of directors or committee of such board of directors, has been held for which minutes or written resolutions have not been prepared and not contained in the minute books. At the Closing, all of the books and records of the Acquired Company and its Subsidiary (including corporate, accounting and financial records) will be in the possession of the Acquired Company.  At the Closing, Sellers will deliver, or cause to be delivered, to Buyer or its designee all of the minute books and other books and records of the Acquired Company and its Subsidiary, subject to any restrictions under applicable Law.

3.21        Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Seller or the Acquired Company or its Subsidiary, other than the finder fee in the amount of $200,000 worth of Purchase Price Shares  payable to Rodman and Renshaw LLC, which fee will be exclusively borne by Sellers

3.22        Bank Accounts. PRMC maintains the bank account No 049-03384-00 at Banco de Chile.  Neither PRMC or the Acquired Company has any other account, lock box or safe deposit box.

3.23        Powers of Attorney. As of the Closing Date the powers of attorney executed by or on behalf of the Acquired Company or its Subsidiary in favor of any Person will be cancelled.

3.24        Support Services. Sellers provide no support or other services to the Acquired Company and its Subsidiary

3.25        Mining Matters. Without limiting the generality of any of the foregoing representations and warranties:

(a)           Seller Disclosure Schedule contains a list of all the Mining Concessions.   Other than the Alfredo Property, PRMC does not have any option to purchase or ownership interest in any mining concession.

(b)           None of the Seller Company, their Affiliates, directors or executives own any mining concession  within a distance of 5 (five) kilometers from the boundaries of the Alfredo Property;

(c)           There are no Mines in the Alfredo Property and to the Seller’s Knowledge, PRMC has conducted all exploration and evaluation activities  in all material respects, in accordance with generally accepted mining practices and applicable Laws;

(d)           The Sellers do not own or lease  any item of operating equipment required in connection with the operation of its Mineral Interests;

(e)           PRMC will have good and defensible title to the Alfredo Property upon exercising its right to purchase under the Option to Purchase Agreement (provided that the parties to the Option to Purchase Agreement comply with their obligation thereunder in accordance with its terms and Chilean Law) free and clear of any Liens except for the Liens arising from the Option to Purchase Agreement;

(f)           There are no Mineral Leases and other Contracts pursuant to which the Acquired Company or its Subsidiary leases or otherwise acquires or obtains operating rights affecting any Mining Concession or real property;

(g)           There are no royalties, overriding royalties and other burdens on production in connection with the Alfredo Property other than those stated in the Option to Purchase Agreement. All expenses relating to the ownership of the Mineral Interests have been timely and properly paid or are pending payment and are within the payment terms set forth in the contracts concerning the Mineral Interest;

(h)           To Sellers’ Knowledge none of the Mineral Interests is subject to any preferential purchase, consent or similar right (other than the Option to Purchase Agreement) which would become operative as a result of the transactions contemplated by this Agreement;

(i)           To Sellers’ Knowledge no Person other than the Acquired Company or a Subsidiary of the Acquired Company has any right (whether preferential, subordinated, previous  or subsequent) that may limit, conflict with or otherwise affect the Mineral Interest, except as provided for in the Option to Purchase Agreement;

(j)           The Acquired Company or its Subsidiary has all necessary  rights and interests relating to the Mineral Interests granting the Acquired Company or its Subsidiary, as applicable, the right and ability to explore for Minerals, ore and metals as currently conducted;

(k)           To Sellers’ Knowledge the Mineral Interests: (A) have been properly granted and issued by the appropriate Governmental Body; (B) are clear of all Liens (except for those provided in the Option to Purchase Agreement) and are not the subject of any unsatisfied penalties or unresolved disputes; (C) are not subject to the rights or claims of any third party; (D) do not overlap any third-party claim such as may entitle such third party to explore or mine any substance likely to be granted under a mining concession on the same property; and

(l)           To Sellers’ Knowledge all terms of, and all requirements in connection with the Mineral Interests have been met, including the timely payment of all annual fees and compliance with all environmental obligations and all works performed by PRMC.

3.26        Representations Relating to Sellers’ Acquisition of the Purchase Price Shares.

(a)           Each Seller is acquiring the Purchase Price Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof in violation of US Federal, applicable state securities laws or the Lock-Up provision under this Agreement  Each Seller understands and acknowledges that the Purchase Price Shares have not been registered under the Securities Act or any state or foreign securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  Each Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third person with respect to any of the Purchase Price Shares.

(b)           Each Seller understands that an active public market for Buyer Common Stock may not now exist and that there may never be an active public market for the Purchase Price Shares acquired under this Agreement.

(c)           Each Seller either (i) is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act or (ii) is not a “U.S. Person” as defined in Regulation S as promulgated by the Securities and Exchange Commission under the Securities Act, and, in each case, shall submit to Buyer such further assurances of such status as may be reasonably requested by Buyer.

(d)           Each Seller, if a non-U.S. Person, agrees that it is acquiring the Shares in an offshore transaction pursuant to Regulation S and hereby represents to Buyer as follows:

(i)	Such Seller is outside the United States when receiving and executing this Agreement;

(ii)
Such Seller has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that such Seller may sell or otherwise dispose of the Shares pursuant to registration of the Shares under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(iii)
Such Seller understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of six (6) months after the Closing Date (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the safe harbor provisions set forth in Regulation S and the registration provisions of the Securities Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws; and

(iv)
Such Seller understands and agrees not to engage in any hedging transactions involving the Shares prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the Securities Act.

(v)
Such Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including: (a) any applicable legal requirements incumbent upon such Seller within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that such Seller may need to obtain; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Seller’s subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other Laws of such Seller’s jurisdiction.

(e)           Each Seller represents that neither it nor, to its knowledge, any Person or entity controlling, controlled by or under common control with it, nor any Person having a beneficial interest in it, nor any Person on whose behalf such Seller is acting: (i) is a Person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in Buyer pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Seller”).  Each Seller agrees to provide Buyer, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.  Each Seller consents to the disclosure to U.S. regulators and law enforcement authorities by Buyer and its affiliates and agents of such information about such Seller as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders.  Each Seller acknowledges that if, following its investment in Buyer, Buyer reasonably believes that such Seller is a Prohibited Seller or is otherwise engaged in suspicious activity or refuses to promptly provide information that Buyer requests, Buyer has the right or may be obligated to prohibit additional investments, and take any other actions required by Law.

(f)           Each Seller or its duly authorized representative realizes that because of the inherently speculative nature of business activities and investments of the kind contemplated by Buyer, Buyer’s financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Purchase Price Shares.

(g)           Each Seller acknowledges and agrees that Buyer was, at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act.  Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Purchase Price Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company (and that, in the Company’s case, such Form 10 Information was filed on May 14, 2010), and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Purchase Price Shares set forth below cannot be removed except in connection with an actual sale meeting the foregoing requirements.

3.27        No Corrupt Practices.

(a)           None of Sellers, the Acquired Company nor  its Subsidiary, nor any officer, director, employee, or agent of any of them, nor any stockholder, member, partner or other stakeholder of any of them acting on their behalf, has made any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to:

(i)
any Government Official for purposes of (A) (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such Government Official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to assist any Seller, the Acquired Company or  its Subsidiary in obtaining or retaining business for or with, or directing business to, any Person; or

(ii)
any foreign political party or official thereof or any candidate for foreign political office for purposes of (A) (1) influencing any act or decision of such party, official, or candidate in its or his official capacity, (2) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (3) securing any improper advantage; or (B) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality. in each case in order to assist any Seller, the Acquired Company or  its Subsidiary in obtaining or retaining business for or with, or directing business to, any Person; or

(iii)
any Person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Government Official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of (A) (1) influencing any act or decision of such Government Official, political party, party official, or candidate in his or its official capacity, (2) inducing such Government Official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such Government Official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such Government Official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to assist any Seller, the Acquired Company or  its Subsidiary in obtaining or retaining business for or with, or directing business to, any Person.

(b)           The representations in Section 3.27(a) shall not apply to any facilitating or expediting payment to a Government Official, political party, or party official the purpose of which is to expedite or to secure the performance of a routine governmental action by a Government Official, political party, or party official.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that each statement contained in this Article IV.   is true and correct as of the date hereof, except as set forth in the in the disclosure schedule dated and delivered as of the date hereof by Buyer to Sellers (the “Buyer Disclosure Schedule”), which is attached to this Agreement and is designated therein as being the Buyer Disclosure Schedule. The Buyer Disclosure Schedule shall be arranged in sections corresponding to each Section of this Article IV.  . Each exception to a representation and warranty set forth in the Buyer Disclosure Schedule shall qualify the specific representation and warranty which is referenced in the applicable section of the Buyer Disclosure Schedule, and no other representation or warranty.

4.1          Organization and Good Standing.

(a)           The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification.

(b)           The Buyer is not in default under its Charter Documents. The Charter Documents of the Buyer in the forms attached to the Buyer Disclosure Schedule are the Charter Documents of the Buyer as in effect on the date of this Agreement.

4.2          Capitalization.

(a)           The authorized Capital Stock of the Buyer consists of 290,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of July 28 2010, 76,625,095 shares of Buyer Common Stock are issued and outstanding, and no shares of preferred stock are issued or outstanding.  All of the outstanding shares of Buyer Common Stock were duly authorized, validly issued and fully paid and are nonassessable.

(b)           The Purchase Price Shares are duly authorized, and upon transfer of the Purchase Price Shares to Sellers in accordance with the terms of Article II.  , will be validly issued, fully paid and nonassessable.  The Purchase Price Shares will be issued in compliance with applicable Laws. The Purchase Price Shares will not be issued in violation of any Contract to which Buyer is a party or is subject or in violation of any preemptive or similar rights of any Person.

(c)           Other than the shares of Buyer Common Stock referred to in Section 4.2(a) and as set forth in the Buyer Disclosure Schedule, the Buyer does not have outstanding any Equity Securities or any other securities. Other than as set forth in the Buyer Disclosure Schedule, the Buyer is not a party or subject to any Contract obligating the Buyer to issue any Equity Securities or any other securities, and there is no circumstance or condition that may give rise to a claim by any Person that such Person is entitled to acquire any securities of the Buyer. The Buyer does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(d)           The Buyer does not have outstanding or authorized any stock option, stock appreciation, phantom stock, profit participation, or similar rights (other than those that constitute Excluded Securities).

(e)           Other than as set forth in this Agreement or any other Transaction Document, the Buyer is not a party or subject to any stockholder agreement, voting agreement, voting trust or any other similar arrangement which has the effect of restricting or limiting the transfer, voting or other rights associated with the Buyer Common Stock.

(f)           Other than as set forth in the Buyer Disclosure Schedule, there are no obligations, contingent or otherwise, of the Buyer to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

4.3          Subsidiaries of the Buyer.

(a)           Each Subsidiary of the Buyer is validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification.

(b)           The outstanding shares of Capital Stock of each Subsidiary of the Buyer are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Buyer or another Subsidiary of the Buyer free and clear of all Liens.

(c)           Other than as set forth in the Buyer Disclosure Schedule, no Subsidiary of the Buyer has outstanding any Equity Securities or any other securities not held by the Buyer or another Subsidiary of the Buyer.

4.4          Authority and Enforceability. Buyer has the requisite power and authority to enter into this Agreement and to consummate the Acquisition. The execution and delivery of this Agreement and the consummation of the Acquisition have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the Sellers, constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (b) the availability of injunctive relief and other equitable remedies.

4.5          No Conflicts; Authorizations.

(a)           The execution and delivery of this Agreement by Buyer do not, and the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate the provisions of any of the Charter Documents of the Buyer or any of its Subsidiaries, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights, or require a consent to assignment, under any Contract (A) to which the Buyer or any of its Subsidiaries is a party, (B) of which the Buyer or any of its Subsidiaries is a beneficiary or (C) by which the Buyer or any of its Subsidiaries or any of their respective assets is bound, (iii) violate or conflict with any Law, Authorization or Order applicable to Buyer or any of its Subsidiaries, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such Law, Authorization or Order, or (iv) result in the creation of any Liens upon any of the assets owned or used by the Buyer or any of its Subsidiaries.

(b)           No Authorization or Order of, registration, declaration or filing with, or notice to, any Governmental Entity or other Person is required by or with respect to the Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Acquisition and the issuance of the Purchase Price Shares.

4.6          Financial Statements. True and complete copies of the Buyer’s audited consolidated financial statements consisting of the consolidated balance sheet of the Buyer and its Subsidiaries as at June 30 in each of the years 2008 and 2009 and the related statements of income and retained earnings, stockholders’ equity and cash flow, for the years then ended (the “Buyer Annual Financial Statements”), and unaudited consolidated financial statements consisting of the balance sheet of the Buyer and its Subsidiaries as at March 31, 2010, and the related statements of income and retained earnings, stockholders’ equity and cash flow for the nine-month period then ended (the “Buyer Interim Financial Statements” and together with the Buyer Annual Financial Statements, the “Buyer Financial Statements”), are included in the Buyer Disclosure Schedule. The Buyer Financial Statements have been prepared in accordance with GAAP US applied on a consistent basis throughout the periods involved, subject, in the case of the Buyer Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Buyer Annual Financial Statements). The Buyer Financial Statements are based on the books and records of the Buyer and its Subsidiaries, and fairly present the financial condition of the Buyer and its Subsidiaries as of the respective dates they were prepared and the results of the operations of the Buyer and its Subsidiaries for the periods indicated. The consolidated balance sheet of the Buyer and its Subsidiaries as of June 30, 2009, is referred to herein as the “Buyer Balance Sheet” and the date thereof as the “Buyer Balance Sheet Date” and the consolidated balance sheet of the Buyer and its Subsidiaries as of March 31, 2010, is referred to herein as the “Buyer Interim Balance Sheet” and the date thereof as the “Buyer Interim Balance Sheet Date.” Each of the Buyer and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP US.

4.7          No Undisclosed Liabilities. The Buyer and its Subsidiaries have no Liabilities, except (a) those which are adequately reflected or reserved against in the Buyer Balance Sheet as of the Buyer Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Buyer Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

4.8          Absence of Certain Changes or Events. Since the Buyer Balance Sheet Date to the Closing Date:

(a)           there has not been any material adverse change in the condition (financial or otherwise), operations, prospects or results of operations of the Buyer and its Subsidiaries taken as a whole;

(b)           neither the Buyer nor any of its Subsidiaries has amended or changed its Charter Documents;

(c)           neither the Buyer nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Equity Security or any other security;

(d)           neither the Buyer nor any of its Subsidiaries has split, combined or reclassified any Equity Security or other security, or issued, or authorized for issuance, any Equity Security or other security;

(e)           neither the Buyer nor any of its Subsidiaries has altered any term of any outstanding Equity Security or other security;

(f)           neither the Buyer nor any of its Subsidiaries has incurred, assumed or guaranteed any Indebtedness;

(g)           neither the Buyer nor any of its Subsidiaries has made any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances in the ordinary course of business consistent with past practice;

(h)           none of the Buyer or the Subsidiaries of the Buyer has agreed or entered into any arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Article IV.   untrue or incorrect;

(i)           there has not been any material damage, destruction or loss with respect to the property and assets of the Buyer or any of its Subsidiaries, whether or not covered by insurance; or

(j)           none of the Buyer or any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

4.9          Litigation.

(a)           There is no Action, (i) pending or, to Buyer’s Knowledge, threatened against or affecting the Buyer or any of its Subsidiaries, or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. There is no Action against any current or, to Buyer’s Knowledge, former director or employee of the Buyer or any of its Subsidiaries with respect to which the Buyer or any such Subsidiary has or is reasonably likely to have an indemnification obligation.

(b)           There is no unsatisfied judgment, penalty or award against or affecting the Buyer or any of its Subsidiaries or any of their respective properties or assets.  To Buyer’s Knowledge there is no Order to which the Buyer or any of its Subsidiaries or any of their respective properties or assets are subject.

4.10       Brokers or Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer or any of its Subsidiaries.

4.11       Exchange Act Filings.  Each document filed or required to be filed by the Buyer pursuant to the Exchange Act (each “Buyer SEC Report”) complied and will comply when so filed in all material respects with the Exchange Act and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

4.12       Investment Company Act.  The Buyer is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

4.13       Internal Controls.  Except as disclosed in the Buyer SEC Reports, the Buyer and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP US and to maintain asset accountability; (iii) access to assets is only permitted in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in the Buyer SEC Reports, management has not identified any weaknesses in internal controls over financial reporting, and since the date of the Buyer Financial Statements, there has been no change in the Buyer’s internal control over financial reporting that has materially affected or is likely to materially adversely affect, the Buyer’s internal control over financial reporting.

4.14       Sarbanes-Oxley.  The Buyer is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

4.15       No Corrupt Practices.  Neither the Buyer, nor any officer, director, employee, or agent of any of them, nor any stockholder, member, partner or other stakeholder of any of them acting on their behalf, has made any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to:

(a)           any Government Official for purposes of (A) (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such Government Official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to assist Buyer in obtaining or retaining business for or with, or directing business to, any Person; or

(b)           any foreign political party or official thereof or any candidate for foreign political office for purposes of (A) (1) influencing any act or decision of such party, official, or candidate in its or his official capacity, (2) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (3) securing any improper advantage; or (B) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality. in each case in order to assist Buyer in obtaining or retaining business for or with, or directing business to, any Person; or

(c)           any Person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Government Official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of (A) (1) influencing any act or decision of such Government Official, political party, party official, or candidate in his or its official capacity, (2) inducing such Government Official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such Government Official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such Government Official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to assist Buyer in obtaining or retaining business for or with, or directing business to, any Person.

(d)           The representations in this Section 4.15 shall not apply to any facilitating or expediting payment to a Government Official, political party, or party official the purpose of which is to expedite or to secure the performance of a routine governmental action by a Government Official, political party, or party official.

ARTICLE V.  COVENANTS OF SELLERS

5.1         Access to Samples.  Upon Closing, Sellers shall collaborate with Buyer in order to facilitate the taking of possession by PRMC of the mineral samples collected.

5.2         Confidentiality.

(a)           During the period commencing on the  Closing Date and ending on the expiration of 18 months after such Closing Date, each Seller will, and will cause its Affiliates to, hold, and will use its reasonable best efforts to cause its and their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Acquired Company and its Subsidiary, except to the extent that such Seller can show that such information (a) is in the public domain or becomes a part of the public domain after the Closing through no fault of any Seller or any of their Affiliates or (b)   such Seller or any of its Affiliates independently obtains, other than through a breach of this Agreement, knowledge of the confidential information after the Closing; or (c) if a Seller or any of its Affiliates or Representatives is compelled to disclose any such information by  Law, court order, court proceedings or the rules or policies of any stock exchange or government or regulatory authority having jurisdiction in the matter, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required and  shall exercise its reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. The Buyer acknowledges, however, that Sellers disclosed certain information of the Acquired Company and PRMC, pursuant to the confidentiality agreements listed in the Seller Disclosure Schedule, prior to the Closing Date, in order for the recipient of such information to consider the potential purchase of the Acquired Shares, which information may be of a confidential nature and that this Section 5.2(a) (“Confidentiality”) does not apply to any such disclosure and to disclosures made in accordance with Section 7.1.

(b)           Each Seller will retain any of its books and records that relate to the Acquired Company and/or its Subsidiary in accordance with Seller’s record retention policies as presently in effect. During the period commencing on the Closing Date and ending on the expiration of 18 months after such Closing Date, Sellers shall not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving 60 days’ prior written notice to Buyer offering to surrender the same to Buyer at Buyer’s expense. Following the expiration of such 18 month period, Sellers may dispose of any and all of such books and records.

5.3         Notification of Certain Matters.  Each Seller shall give prompt notice to Buyer of (i) any fact, event or circumstance known to it that individually or taken together with all other facts, events and circumstances known to it, has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Company, or that would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Acquisition, (ìii) any notice or other communication from any Governmental Entity in connection with the Acquisition, or (iv) any Actions commenced relating to Seller, the Acquired Company or  its Subsidiary known to it that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16; provided however, that (A) the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect any remedies available to Buyer or prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (B) disclosure by a Seller shall not be deemed to amend or supplement the Seller Disclosure Schedule or constitute an exception to any representation or warranty.

5.4         Lock-Up; No Shorting.

(a)           Each Seller covenants and agrees, except as provided below, not to (i) offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge or otherwise dispose of or (ii) transfer title to any of the Purchase Price Shares (the “Locked-up Securities”), during the period commencing on the Closing Date and ending on the expiration of 18 months after the Closing Date (the “Lock-up Period”), without the prior written consent of Buyer.  Notwithstanding the foregoing, each Seller shall be permitted from time to time during the Lock-up Period, without the prior written consent of Buyer, to participate in any transaction in which holders of Buyer Common Stock participate or have the opportunity to participate pro rata, including, without limitation, a merger, consolidation or binding share exchange involving Buyer, a disposition of Buyer Common Stock in connection with the exercise of any rights, warrants or other securities distributed to the Company’s stockholders, or a tender or exchange offer for Buyer Common Stock.

(b)           Each Seller covenants and agrees that, for a period commencing on the date hereof and terminating eighteen months after the Closing Date, such Seller will not (and will cause its Subsidiaries not to), directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to Buyer Common Stock, borrow or pre-borrow any shares of Buyer Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to Buyer Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from Buyer Common Stock or otherwise seek to hedge its position in Buyer Common Stock.

ARTICLE VI.  COVENANTS OF BUYER

6.1         Preemptive Rights.  Except as provided below, Sellers shall have preemptive rights as described in this Section 6.1 with respect to any offering by Buyer of any of its Equity Securities other than Excluded Securities (as defined below) for consideration consisting solely of cash that closes prior to the earliest of (a) such time that Sellers, in the aggregate, have disposed of more than 50% of the Purchase Price Shares, (b) the fourth anniversary of the Closing and (c) the occurrence of the Contingent Milestone referred to in Section 2.1(b)(i) (any such offering, a “Covered Offering ”)

(a)           Buyer shall give Sellers at least 15 days prior notice (the “Preemption Notice”) of any Covered Offering.   Sellers in aggregate  may collectively elect, by providing a joint irrevocable notice thereof to Buyer within ten days of the date of the Preemption Notice, to purchase up to 25% of the Equity Securities of Buyer that are sold in the Covered Offering on the same terms and conditions as the other investors in the Covered Offering, except that any Seller’s investment in a Covered Offering shall be on a non-brokered private placement basis or otherwise not subject to any commissions or discounts payable by Buyer to any placement agents or finders. Sellers will indicate in the Preemption Notice the allocation to each Seller of the aggregate number of shares contained in such Preemption Notice.

(b)           “Excluded Securities” means:  (a) securities issued to employees, officers, directors, or consultants of Buyer or its subsidiaries pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of Buyer or a majority of the members of a committee of non-employee directors; (b) securities issued upon the exercise or exchange of or conversion of any securities (i) issued and outstanding on the date of this Agreement, (ii) constituting Excluded Securities or (iii) the issuance of which was itself subject to Sellers’ preemptive rights hereunder; (c) securities issued in connection with bona fide strategic transactions entered into by Buyer, whether by merger, consolidation, joint venture, acquisition, sale or purchase of assets, sale, purchase or exchange of stock or otherwise, in each case approved by a majority of the directors of Buyer where such directors have determined, in good faith, that such transaction is not primarily for the purpose of raising capital; or (d) securities issued to service providers (such as investor relations firms) or lessors in consideration for bona fide services provided to Buyer in each case that are approved by Buyer’s board of directors; (e) securities issued or issuable pursuant to stock dividends, stock splits or similar transactions; or (f) securities issued pursuant to Buyer’s ongoing private placement offering, the initial closing of which occurred on June 9, 2010.

(c)           The preemptive rights provided for in this Section 6.1 may be assigned by the Sellers to any fund managed by a Seller, Pacific Road Capital Management Pty Limited or an Affiliate of any of them, which assignee fund shall then have all of the rights of a Seller under this Section 6.1.

6.2         Seller Nominee to Board of Directors.  Provided that Sellers hold, in the aggregate, at least 10% of the issued and outstanding Buyer Common Stock at Sellers request, at the first regular or special meeting of the stockholders of Buyer called  after the Closing Date for the purpose of filling positions on the Board of Directors of Buyer, or in any written consent executed in lieu of such a meeting of stockholders, Buyer shall nominate and recommend for approval a number of Sellers’ designees (“Seller Candidates”) for election to Buyer’s Board of Directors equal to the greater of (a) one, and (b) the product, rounded down to the next full integer, of (i) the number of directors constituting the full Board of Directors, multiplied by (ii) the quotient of the number of shares of Buyer Common Stock then held in the aggregate by Sellers divided by the number of shares of Buyer Common Stock then outstanding.  Sellers acknowledge that nomination does not guarantee election and that each Seller Candidate shall be subject to election, re-election and removal by Buyer’s stockholders and may also be subject to acceptance by any exchange on which Buyer’s Common Stock is traded. Moreover, Seller Candidates shall be subject to any qualification requirements applicable generally to the members of Buyer’s Board of Directors. The right of the Sellers under this Section 6.3 that Buyer nominate and recommend for approval the Seller Candidates shall also apply to each successive meeting or written consent for the purpose of filling positions on the Board of Directors of the Buyer, provided that at the time of such successive meeting or consent the Sellers hold, in the aggregate, at least 10% of the issued and outstanding Buyer Common Stock.

6.3         Rule 144 Information.  With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Buyer agrees to (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times; (ii) file with the SEC in a timely manner all reports and other documents  required of the Buyer under the Exchange Act; and (iii) furnish to the Seller upon request, a written statement as to compliance with the reporting requirements of Rule 144 and of the Exchange Act.

6.4.  Sellers’ Options to Invest.  (a)  Sellers shall have the right (the “Initial Option”), exercisable by irrevocable written notice delivered to Buyer within sixty (60) days of the Closing, to subscribe for Units (as defined below) having an aggregate purchase price of not less than  $2,500,000 and up to but not more than $10,000,000, at a price of $25,000 per Unit.  Each “Unit” consists of (i) 100,000 shares of Buyer Common Stock; and (ii) warrants to purchase 100,000 shares of Buyer Common Stock at an exercise price of $0.50 per share until five years after the final closing date of Buyer’s current private placement offering.  As used in this Agreement, “Remainder Option Amount” shall mean the difference between $10,000,000 and the aggregate purchase price of Units purchased by Sellers pursuant to the Initial Option.

(b)          Buyer shall promptly deliver notice to Sellers of completion of a 43-101 Inferred Resource on the Alfredo Property (the “Milestone Notice”).  Commencing upon Buyer’s completion of a 43-101 Inferred Resource on the Alfredo Property and on at least one lithium property in Argentina, Sellers shall have the right (the “Milestone Option” and, together with the Initial Option, the “Seller Options”), exercisable by irrevocable written notice (the “Milestone Exercise Notice”) delivered to Buyer within forty-five (45) days of Buyer’s delivery of the Milestone Notice and copies of the 43-101 Inferred Resource for each such property together with supporting technical analysis and data, to subscribe for shares of Buyer Common Stock having an aggregate purchase price of at least $2,500,000 if the Initial Option was not exercised and, in any event not less than $1,000,000 up to  a maximum of the Remainder Option Amount, at a price per share equal to the greater of (i) the PPO Price and (ii) the thirty day volume-weighted average price of the Buyer Common Stock on its principal market ending with the trading day immediately preceding the date the Milestone Exercise Notice is delivered to Buyer.

(c)           Sellers acknowledge that, although this Agreement does not create any contractual restrictions on transfer with respect to such securities, any securities purchased pursuant to the Seller Options (or upon exercise of warrants purchased pursuant to the Seller Options) will constitute “restricted securities” within the meaning of Rule 144, and the transferability of such securities will be restricted to the extent provided by applicable law.

ARTICLE VII.  COVENANTS OF BUYER AND SELLER

7.1         Public Announcements.  Buyer or Sellers may make press releases or other public announcements with respect to the transactions contemplated by this Agreement, whether voluntarily or as it believes are required pursuant to any listing agreement with any national securities exchange or stock market or applicable securities Laws, in which case the party which intends or is required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, further, that each of the parties may make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding the Acquisition and may provide a description of this Agreement on their website after providing the Buyer reasonable time to comment on such website information.

7.2         Tax Matters.

7.3         Cooperation in Filing Tax Returns.  Buyer and each Seller shall, and shall each cause its Subsidiaries and Affiliates to, provide to the other such cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return, amended Tax Return or claim for refund, determining liability for Taxes or a right to refund of Taxes, or in conducting any audit, litigation or other proceeding with respect to Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns reporting income or loss, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by Taxing Authorities, and relevant records concerning the ownership and Tax basis of property, which any such party may possess.  Each party will retain all Tax Returns, schedules, work papers, and all material records and other documents relating to Tax matters during an eighteen (18) month period as from the Closing Date.

7.4         Use of Certain Names.  Within 90 days following the Closing, Buyer shall cause PRMC to change its name in order to eliminate the use of any Names (as defined below) therein.  In no event shall Buyer, the Acquired Company or their respective Subsidiaries use any Names after the Closing in any manner or for any purpose different from the use of such Names by the Acquired Company and its Subsidiary, as the case may be, during the 180-day period preceding the Closing Date. “Names” means the “Pacific Road Marks” or any name, logo or trademark that includes “Pacific Road,” any variation and derivatives thereof and any other logos or trademarks of Sellers or their Affiliates after the Closing.

7.5         Further Assurances.  Subject to the terms of this Agreement, each Seller and Buyer shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof  or consummate the Acquisition.

ARTICLE VIII.  DELIVERABLES

8.1         Deliveries by Buyer.  On or prior to the Closing Date, Buyer has delivered to the Sellers, in form and substance satisfactory to the Sellers, the following:

(a)           A notice informing the PPO Price and the indications of how it was calculated.

(b)           Facsimile copies of the certificates representing the Purchase Price Shares issued in accordance with Schedule 2.1 (d), originals to be delivered by Buyer to Seller within 15 calendar days from the Closing Date.

(c)           A letter addressed to the Sellers confirming that the Buyer has completed, to its satisfaction, the Due Diligence with respect to the Acquired Company and it’s Subsidiary. Sellers shall not be exempt from liability if Buyer or its advisors should have known from their review of documents contained in Exhibit A or the transaction that any of the covenants, representations or warranties contained in this agreement were not accurate or complete.  Sellers shall be liable for Losses whether or not Buyer had reason to know of the corresponding Liabilities, as a result of the Due Diligence.

(d)           A letter addressed to the Sellers confirming that Buyer, to the maximum extent permitted by applicable Law, will ensure that the Acquired Company and its Subsidiary do not take any action or proceeding or make any claim or demand against the retiring directors and/or the retiring general manager in respect of any act or omission on the part of such director or general manager before the Closing Date, other than any matter arising from willful misconduct or fraud of that director or general manager. The Buyer acknowledges that this letter is for the benefit of the retiring directors and retiring general manager, and is held in trust for them by the Sellers.

8.2         Deliveries by Sellers.  On or prior to the Closing Date, each of the Sellers, as applicable, has delivered to Buyer, in form and substance satisfactory to Buyer, the following:

(a)           Executed instruments of transfer , a resolution of the board of directors of the Acquired Company noting and approving the transfer of the Acquired Shares from Sellers to the Buyer and copy of the members register of the Acquired Company evidencing the transfer of the Acquired Shares to Buyer.

(b)           Duly executed transfer documents (“Traspasos de Acciones”) of PRMC Minority Shareholding to the Affiliate of the Buyer designated by Buyer.

(c)           Original share certificates of PRMC Minority Shareholding in the name of Carlos Alberto Reyes Comandari and Alejandra Pérez Rossi duly cancelled and newly issued shares certificate of PRMC in the name of the Affiliate designated by Buyer.

(d)           The shareholders’ registry of PRMC evidencing the transfer of PRMC Minority Shareholding to the Affiliate designated by Buyer, board minute book of PRMC, and any other applicable corporate book.

(e)           Duly signed resignations, effective as of the Closing date, of all the retiring directors.

(f)           Duly signed resignation of the retiring general manager.

(g)           Resolution passed by the board of directors of the Subsidiary acknowledging the resignation of the retiring directors of the Subsidiary and appointing the incoming directors designated by Buyer, and revoking all of the outstanding powers of attorney issued by the Subsidiary at any time prior to Closing and granting new powers of attorney pursuant to the structure designated by Buyer.

(h)           Copy of a written agreement executed on behalf of Rodman & Renshaw LLC, confirming that Rodman & Renshaw LLC will look only to Sellers for payment of its finder’s fee and shall not seek any compensation from Buyer, the Acquired Company or any of its Subsidiaries.

(i)           Duly signed assignment agreement of the PRMC Payable from Sellers to the Acquired Company.

ARTICLE IX.  AVAILABLE REMEDIES

Any party shall be entitled to proceed for specific performance and  shall have the right to recover damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or negligent or willful misrepresentation (subject to the terms, conditions and limitations set forth in Article X).

Accordingly, Buyer and the Sellers hereby irrevocably waive the right to terminate this Agreement and/or any agreement or document delivered and executed to carry out the provisions hereof or consummate the Acquisition.

ARTICLE X.  INDEMNIFICATION

10.1       Survival.

(a)           All representations and warranties contained in this Agreement, or in any Schedule, certificate or other document delivered pursuant to this Agreement, shall survive the Closing for a period of 18 months.

(b)           The covenants and agreements which by their terms do not contemplate performance after the Closing Date and the ones that contemplate performance after the Closing Date shall survive the Closing for a period of 18 months.

(c)           The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period.” In the event a Notice of Claim for indemnification under Section 10.2 or 10.3 is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim (whether or not formal legal action shall have been commenced based upon such claim) shall survive with respect to such claim until such claim is finally resolved, provided, however, that a non Third Party Claim will not be enforceable against Sellers or Buyer, as applicable, and is to be taken for all purposes to have been withdrawn unless any legal proceedings in connection with such claim are commenced within 6 months after the Notice of Claim. The Indemnitor shall indemnify the Indemnitee for all Losses (subject to the limitations set forth herein, if applicable) that the Indemnitee may incur in respect of such claim, regardless of when incurred.

10.2       Indemnification by Sellers.

(a)           Each Seller shall indemnify and defend Buyer and its Affiliates (including, following the Closing, the Acquired Company and its Subsidiary) and their respective stockholders, members, managers, officers, directors, employees, agents, successors and assigns  (the “Buyer Indemnitees”) against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any Buyer Indemnitee in connection with, or otherwise with respect to:

(i)
the failure of any representation and warranty  by any Seller contained in this Agreement, the Seller Disclosure Schedule, or any certificate or other document furnished  to Buyer in connection with the transactions contemplated by this Agreement, to be true and correct in all respects as of the date of this Agreement;

(ii)
any breach of any covenant or agreement of any Seller contained in this Agreement, the Seller Disclosure Schedule, or any certificate or other document furnished to Buyer in connection with the transactions contemplated by this Agreement;

(iii)
any fees, expenses or other payments incurred or owed by any Seller, the Acquired Company or  its Subsidiary to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement.

(b)           Sellers shall not be liable for any Loss or Losses pursuant to Section 10.2(a)(i) (“Buyer Warranty Losses”)  unless and until the  aggregate amount of all  Buyer Warranty Losses incurred by the Buyer Indemnitees exceeds $100,000, in which event Seller shall be liable for such Buyer Warranty Losses from the first dollar; provided that nothing contained in this Section 10.2(b) shall be deemed to limit or restrict in any manner any rights or remedies which Buyer has, or might have, at Law, in equity or otherwise, based on fraud or a willful misrepresentation or willful breach of warranty hereunder.

(c)           The indemnification provisions contained in this Agreement reflect the contractual agreement of Buyer and Sellers regarding risk allocation with respect to Losses and other matters.  By agreeing to these provisions, none of Sellers, the Acquired Company nor its Subsidiary are acknowledging any wrongdoing or liability with respect to any matter, and these provisions shall not act as a waiver or otherwise limit any defenses that may be available to any Seller, the Acquired Company or its Subsidiary with respect to any Third Party Claims.

10.3       Indemnification by Buyer.

(a)           Buyer shall indemnify and defend each Seller and its Affiliates  (the “Seller Indemnitees”) against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any Seller Indemnitee in connection with, or otherwise with respect to:

(i)
the failure of any representation and warranty  by Buyer contained in this Agreement, the Buyer Disclosure Schedule, or any certificate or other document furnished  to Sellers in connection with the transactions contemplated by this Agreement, to be true and correct in all respects as of the date of this Agreement; and

(ii)	any breach of any covenant or agreement of Buyer contained in this Agreement or any other document furnished to Sellers in connection with the transactions contemplated by this Agreement.

(b)           Buyer shall not be liable for any Loss or Losses pursuant to Section 10.3(a)(i) (“Seller Warranty Losses”) (i) unless and until the aggregate  amount of all Seller Warranty Losses incurred by the Seller Indemnitees exceeds $100,000, in which event Buyer shall be liable for all Seller Warranty Losses from the first dollar provided that nothing contained in this Section 10.3(b) shall be deemed to limit or restrict in any manner any rights or remedies which Sellers have, or might have, at Law, in equity or otherwise, based on fraud or willful misrepresentations or willful breach of warranty hereunder.

(c)           The indemnification provisions contained in this Agreement reflect the contractual agreement of Buyer and Sellers regarding risk allocation with respect to Losses and other matters.  By agreeing to these provisions, neither Buyer nor its Subsidiaries are acknowledging any wrongdoing or liability with respect to any matter, and these provisions shall not act as a waiver or otherwise limit any defenses that may be available to Buyer or its Subsidiaries with respect to any Third Party Claims.

10.4       Indemnification Procedures for Third Party Claims.

(a)           In the event that an Indemnitee receives notice of the assertion of any claim or the commencement of any Action by a third party in respect of which indemnity may be sought under the provisions of this Article X.   (“Third Party Claim”), the Indemnitee shall promptly notify the Indemnitor in writing (“Notice of Claim”) of such Third Party Claim. Failure or delay in notifying the Indemnitor will not relieve the Indemnitor of any liability it may have to the Indemnitee, except and only to the extent that such failure or delay causes actual harm to the Indemnitor with respect to such Third Party Claim. The Notice of Claim shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses (which estimate shall not be conclusive of the final amount of such Losses) and a description of the basis for such Third Party Claim.

(b)           Subject to the further provisions of this Section 10.4, the Indemnitor will have 10 days (or less if the nature of the Third Party Claim requires) from the date on which the Indemnitor received the Notice of Claim to notify the Indemnitee that the Indemnitor will assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice (reasonably satisfactory to the Indemnitee) and at its sole cost and expense (a “Third Party Defense”). If the Indemnitor assumes the Third Party Defense in accordance with the preceding sentence, the Indemnitor shall be conclusively deemed to have acknowledged that the Third Party Claim is within the scope of its indemnity obligation hereunder and shall hold the Indemnitee harmless from and against the full amount of any Losses resulting therefrom (subject to the terms and conditions of this Agreement). Any Indemnitee shall have the right to employ separate counsel in any such Third Party Defense and to participate therein, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (A) the Indemnitor shall have failed, within the time after having been notified by the Indemnitee of the existence of the Third Party Claim as provided in the first sentence of this paragraph (b), to assume the defense of such Third Party Claim, (B) the employment of such counsel has been specifically authorized in writing by the Indemnitor, or (C) under applicable standards of professional conduct, a conflict on any significant issue exists between the Indemnitee and the Indemnitor in respect of the Third Party Claim.

(c)           The Indemnitor will not be entitled to assume the Third Party Defense if:

(i)	the Third Party Claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief;

(ii)	the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation;

(iii)	the Third Party Claim relates to or arises in connection with any Environmental Action;

(iv)	the Third Party Claim involves a material customer or supplier of the Acquired Company or its Subsidiary;

(v)	the Indemnitee reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to or injure the Indemnitee’s reputation or future business prospects;

(vi)	the Indemnitor has failed or is failing to vigorously prosecute or defend such Third Party Claim;

(vii)
the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to prosecute the Third Party Defense and provide indemnification in accordance with the provisions of this Agreement; or

(viii)	the Third Party Claim would give rise to Losses which are more than the amount indemnifiable by the Indemnitor pursuant to this Article X.

(d)           If by reason of the Third Party Claim a Lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnitee, the Indemnitor, if it desires to exercise its right to assume such Third Party Defense, must furnish a satisfactory indemnity bond to obtain the prompt release of such Lien, attachment, garnishment or execution.

(e)           If the Indemnitor assumes a Third Party Defense, it will take all steps necessary in the defense, prosecution, or settlement of such claim or litigation and will hold all Indemnitees harmless from and against all Losses caused by or arising out of such Third Party Claim, subject to the terms and conditions of this Agreement. The Indemnitor will not consent to the entry of any judgment or enter into any settlement except with the written consent of the Indemnitee; provided that the consent of the Indemnitee shall not be required if all of the following conditions are met: (i) the terms of the judgment or proposed settlement include as an unconditional term thereof the giving to the Indemnitees by the third party of a release of the Indemnitees from all liability in respect of such Third Party Claim, (ii) there is no finding or admission of (A) any violation of Law by the Indemnitees (or any Affiliate thereof), (B) any violation of the rights of any Person and (C) no effect on any other Action or claims of a similar nature that may be made against the Indemnitees (or any Affiliate thereof), and (iii) the sole form of relief is monetary damages which are paid in full by the Indemnitor. The Indemnitor shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnitee will provide reasonable cooperation in the defense of the Third Party Claim. So long as the Indemnitor is reasonably conducting the Third Party Defense in good faith, the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any such Third Party Claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim unless the Indemnitor shall have consented to such payment or settlement (such consent not to be unreasonably withheld or delayed). If the Indemnitor is not reasonably conducting the Third Party Defense in good faith, the Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor and the Indemnitor shall reimburse the Indemnitee promptly for all Losses incurred in connection with such judgment or settlement, subject to the terms and conditions of this Agreement.

(f)           In the event that (i) an Indemnitee gives Notice of Claim to the Indemnitor and the Indemnitor fails or elects not to assume a Third Party Defense which the Indemnitor had the right to assume under this Section 10.4 or (ii) the Indemnitor is not entitled to assume the Third Party Defense pursuant to this Section 10.4, the Indemnitee shall have the right, with counsel of its choice, to defend, conduct and control the Third Party Defense, at the sole cost and expense of the Indemnitor (unless the subject matter of the Notice of Claim is not eligible for indemnification hereunder, in which case the Indemnitor shall not be responsible for such costs and expenses). In each case, the Indemnitee shall conduct the Third Party Defense actively and diligently, and the Indemnitor will provide reasonable cooperation in the Third Party Defense. The Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim on such terms as it may deem appropriate; provided, however, that the amount of any settlement made or entry of any judgment consented to by the Indemnitee without the consent of the Indemnitor shall not be determinative of the validity of the claim, except with the consent of the Indemnitor (not to be unreasonably withheld or delayed). Notwithstanding Section 11.6 hereof, in connection with any Third Party Claim, the Indemnitor hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third-Party Claim is brought against any Indemnitee for purposes of any claim that the Indemnitee may have under this Article X.   with respect to such Action or the matters alleged therein and agrees that process may be served on the Indemnitor with respect to such a claim anywhere in the world. If the Indemnitor does not elect to assume a Third Party Defense which it has the right to assume hereunder, the Indemnitee shall have no obligation to do so.

(g)           Each party to this Agreement shall use its commercially reasonable efforts to cooperate and to cause its employees to cooperate with and assist the Indemnitee or the Indemnitor, as the case may be, in connection with any Third Party Defense, including attending conferences, discovery proceedings, hearings, trials and appeals and furnishing records, information and testimony, as may reasonably be requested; provided that each party shall use its best efforts, in respect of any Third Party Claim of which it has assumed the defense, to preserve the confidentiality of all confidential information and the attorney-client and work-product privileges.

10.5       Indemnification Procedures for Non-Third Party Claims.  In the event of a claim that does not involve a Third Party Claim being asserted against it, the Indemnitee shall send a Notice of Claim to the Indemnitor. The Notice of Claim shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses (which estimate shall not be conclusive of the final amount of such Losses) and a description of the basis for such claim. The Indemnitor will have 30 days from receipt of such Notice of Claim to dispute the claim and will reasonably cooperate and assist the Indemnitee in determining the validity of the claim for indemnity.

10.6       Maximum Liability.

(a)           The Sellers’ total liability for any and all Losses however caused, in contract, tort (including negligence), under any statute or otherwise from or relating in any way to this Agreement or its subject matter is limited in aggregate for any and all claims eligible for indemnification hereunder to  the lesser of  (the “Maximum Liability Amount”): (i) $2 million and (ii)  the Purchase Price Shares delivered directly to Sellers pursuant to section 2.1(d) valued at the date of such indemnification payment (as determined using the methodology described in section 2.1(a)). In lieu of paying cash to satisfy its indemnification obligations under this Agreement, Sellers, at their option, may satisfy and extinguish such obligations in whole or in part by surrender of Purchase Price Shares to the Buyer (based on the value thereof on the date of surrender determined in accordance with the methodology described in Section 2.1(a)). In all cases, such share value shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock during the period of calculation and, thereafter, until delivery of the Buyer Common Stock in payment of indemnification obligations pursuant to this Section 10.6  In any event, by surrendering to Buyer all of the Purchase Price Shares (that were delivered to Sellers (this is, excluding the Purchase Price Shares that were delivered to other Persons designated by Sellers pursuant to section 2.(d) of this Agreement)), Sellers’ total liability shall be fully extinguished.

(b)           The Buyer’s total liability for any and all Losses however caused, in contract, tort (including negligence), under any statute or otherwise from or relating in any way to this Agreement or its subject matter is limited in aggregate for any and all claims eligible for indemnification hereunder to the Maximum Liability Amount.

10.7       Exclusion of consequential liability.  Sellers and Buyer exclude all liability for indirect and consequential loss or damage (including for loss of profit (whether direct, indirect, anticipated or otherwise), loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill), damage to reputation and loss or corruption of data regardless of whether any or all of these things are considered to be indirect or consequential losses or damage) in contract, tort (including negligence), under any statute or otherwise arising from or related in any way to this Agreement or its subject matter.

10.8       Environmental Actions.  Buyer shall have the right (a) to defend, conduct and control, with counsel of its choice, any Environmental Action, and (b) to compromise or settle any Environmental Action. In the event that any Buyer Indemnitee is required or deems it necessary to perform any Remedial Work in connection with an Environmental Action, or to avoid the initiation of an Environmental Action, whether or not formal proceedings have been initiated or threatened with respect thereto, the Buyer Indemnitees shall have the right to commence and thereafter prosecute to completion, all such Remedial Work, and shall be indemnified by Sellers with respect to any and all Losses incurred in connection therewith. “Remedial Work” means any response action, removal action, remedial action, closure, corrective action, regulatory permitting, monitoring program, risk assessment, deed restriction, sampling program, investigation or other activity required, allowed by or consistent with Environmental Law to clean up, remove, remediate, treat, abate or otherwise address any Hazardous Substance which existed and was caused by PRCM prior to the date of this Agreement.

10.9       Effect of Investigation; Waiver.

(a)           An Indemnitee’s right to indemnification or other remedies based upon the representations and warranties and covenants and agreements of the Indemnitor will not be affected by any investigation or knowledge of the Indemnitee or any waiver by the Indemnitee of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or agreement. Such representations and warranties and covenants and agreements shall not be affected or deemed waived by reason of the fact that the Indemnitee knew or should have known that any representation or warranty might be inaccurate or that the Indemnitor failed to comply with any agreement or covenant. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(b)           Each Seller acknowledges and agrees that, upon and following the Closing, neither the Acquired Company nor  its Subsidiary shall have any liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make any Seller whole for or on account of any indemnification or other claims made by any Buyer Indemnitee hereunder. Sellers shall have no right of contribution against the Acquired Company or  its Subsidiary with respect to any such indemnification or other claim.

ARTICLE XI.  MISCELLANEOUS

11.1       Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Buyer, to:

Li3 Energy, Inc.
Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima
PERU
Attention:  Luis Saenz, President & CEO
Facsimile:  + 5114211649
Telephone:  + 511 (212) 1880
luis.saenz@li3energy.com

With a required copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York  10022
USA
Attention:  Adam S. Gottbetter
Facsimile:  212-400-6901
Telephone:  212-400-6900
asg@gottbetter.com

If to Fund A, to: Pacific Road Resources Fund A. Level 23 1 Alfred Street Sydney NSW 2000, Australia Attn: Greg Dick Facsimile: +612 9241 2255 Telephone: +612 9241 100 greg.dick@pacroad.com.au	With a required copy to: Urrutia y Compañia Abogados Limitada Av. Isidora Goyenechea 3250, 9th floor, Las Condes Santiago, Chile Attn: Carlos Alberto Reyes Facsimile: 56-2-3351842 careyes@urrutia.cl

If to Fund B, to: Pacific Road Resources Fund B. Level 23 1 Alfred Street Sydney NSW 2000, Australia Attn: Greg Dick Facsimile: +612 9241 2255 Telephone: +612 9241 100 greg.dick@pacroad.com.au	With a required copy to: Urrutia y Compañia Abogados Limitada Av. Isidora Goyenechea 3250, 9th floor, Las Condes Santiago, Chile Attn: Carlos Alberto Reyes Facsimile: 56-2-3351842 careyes@urrutia.cl

If to PR Partnership, to:

Pacific Road Resources Fund L.P.
89 Nexus Way
Camana Bay
Grand Cayman KY1-9007
Cayman Islands
Attn:  Evan Burtton
Facsimile:  +1 345 945 6265
Telephone:   +1 345 945 6264
Evan.burtton@ogier.com
With a required copy to: Urrutia y Compañia Abogados Limitada Av. Isidora Goyenechea 3250, 9th floor, Las Condes Santiago, Chile Attn: Carlos Alberto Reyes Facsimile: 56-2-3351842 careyes@urrutia.cl or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.2       Amendments and Waivers.

(a)           Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)           To the maximum extent permitted by Law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

11.3       Expenses.  Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the Acquisition is consummated.

11.4       Successors and Permitted Assigns.  This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.5       Governing Law.  This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the Republic of Chile , without giving effect to any choice of Law or conflict of Laws rules or provisions  that would cause the application of the Laws of any jurisdiction other than the Laws of the Republic of Chile.

11.6       Consent to Jurisdiction.  Any difficulty or controversy arising among the parties to the Agreement with respect to the application, interpretation, duration, validity or execution of the Agreement or for any other reason, shall be submitted to arbitration pursuant to the Rules of Arbitration Procedure of the Santiago Arbitration and Mediation Center in effect at the time of its initiation. The parties confer an irrevocable special power of attorney upon the Santiago Chamber of Commerce so that it may, at the written request of any of the parties, appoint an arbitrator from among the members of the arbitration corps of the Santiago Arbitration and Mediation Center, who will be empowered to act as arbitrator-at-law with regard to the substance of the dispute and as ex aequo et bono with regard to the procedure. There shall be no remedy against the arbitrator's resolutions. The arbitrator is especially empowered to resolve any matter relating to his/her competence and/or jurisdiction.

11.7       Counterparts.  This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

11.8       Third Party Beneficiaries.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; except that in the case of Section 8.1(d) hereof, the retiring directors, the retiring general manager and the other Indemnitees are intended third party beneficiaries of such sections and shall have the right to enforce such sections in their own names.

11.9       Entire Agreement.  This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto set forth the entire understanding of the parties hereto with respect to the Acquisition. All Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, except for the Confidentiality Agreement which shall continue in full force and effect in accordance with its terms.

11.10     Captions.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

11.11     Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12     Interpretation.

(a)           The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)           The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d)           The words “include,” “includes,” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation,” unless otherwise specified.

(e)           A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(f)           Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g)           The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(h)           All accounting terms used and not defined herein shall have the respective meanings given to them under corresponding GAAP US.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Li3 ENERGY, INC.

By:	/s/ Luis Saenz
Name: Luis Saenz
Title: President & CEO

PACIFIC ROAD CAPITAL A PTY LIMITED, as trustee for PACIFIC ROAD RESOURCES FUND A, a trust governed by the laws of Australia

By:	/s/ P. R. Espie
Name: P. R. Espie
Title: Director

By:	/s/ Gregory Andrew Dick
Name: Gregory Andrew Dick
Title: Director

PACIFIC ROAD CAPITAL B PTY LIMITED, as trustee for PACIFIC ROAD RESOURCES FUND B, a trust governed by the laws of Australia

By:	/s/ Louis I. Rozman
Name: Louis I. Rozman
Title: Director

By:	/s/ Gregory Andrew Dick
Name: Gregory Andrew Dick
Title: Secretary

PACIFIC ROAD CAPITAL MANAGEMENT G.P. LIMITED as General Partner of PACIFIC ROAD RESOURCES FUND L.P., an English Limited Partnership

By:	/s/ Evan Burtton
Name: Evan Burtton
Title: Director

45

Schedule 2.1(d)

(Sellers’ respective portions)

Seller	Portion
Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A	9.93%
Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B	9.93%
Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P.	80.14%

(Allocation of Purchase Price Shares)

Seller	Number of Purchase Price Shares
Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A	873,840
Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B	873,840
Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P.	7,052,320
Rodman & Renshaw LLC	800,000
Mr. Bob Brennan	160,000
Mr. Don Bruce	240,000

SELLERS DISCLOSURE SCHEDULES

The following document constitutes the Sellers Disclosure Schedule referenced in the Stock Purchase Agreement, dated [    ], by and among Li3 Energy, Inc., Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A, Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. This Sellers Disclosure Schedule sets forth the disclosures required by the Agreement and, where applicable, sets forth the exceptions to the representations and warranties of Sellers contained in the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

This Seller Disclosure Schedule is arranged in sections corresponding to each Section of the Agreement. Each exception to a representation and warranty set forth in this Seller Disclosure Schedule shall only qualify the specific representation and warranty which is referenced in the applicable section of the Seller Disclosure Schedule, and no other representation or warranty. The exceptions to the representations and warranties should be specific and expressly stated and under no circumstance may be implied or construed based upon the content of any document referenced herein.

 This Sellers Disclosure Schedule and the information and disclosures contained herein are intended only to qualify and limit the representations and warranties of Sellers contained in the corresponding section of the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties. For greater certainty, to the extent that any inaccuracy or omission in any such representation or warranty is disclosed in this Sellers Disclosure Schedule, such representation or warranty will be deemed to be qualified by such disclosure, and neither Buyer nor any Buyer Indemnitees shall be entitled to make any claim pursuant to ARTICLE X of the Agreement or otherwise for such inaccuracy or omission in such representation or warranty.

Section 1.1 Definitions:

“Option to Purchase Agreement”: Copy of the Option to Purchase Agreement with all amendments thereto is contained in the CD “Alfredo Due Diligence Documents” under number 7.1.

Section 2.1(d): Sellers hereby designate the following Persons to receive a portion of the Purchase Price Shares:

Rodman and Renshaw LLC: 800,000 Purchase Price Shares.

Mr. Bob Brennan: 160,000 Purchase Price Shares.

Mr. Donald Bruce: 240,000 Purchase Price Shares.

Total Purchase Price Shares received by third parties amount to 1,200,000 Purchase Price Shares, comprising twelve percent (12%) of the Purchase Price Shares.

Section 3.1(a): An exempted company incorporated under the laws of the Cayman Islands may no trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands.

Section 3.1(b): Copies of the Charter Documents of the Acquired Company as in effect on the date hereof are contained in the CD “Alfredo Due Diligence Documents” under number 2.

Section 3.3(b): PRMC is the only Subsidiary of the Acquired Company. Copies of the formation documents of PRMC are contained in the CD “Alfredo Due Diligence Documents” under number 2.

The Capital Stock of PRMC is comprised of 5,000,000 common shares, of which 873,865 common shares are currently subscribed and fully paid by shareholders as follows:

Alfredo Holdings, Ltd. 873,863 shares

Carlos Alberto Reyes Comandari: 1 share

M. Alejandra Pérez Rossi: 1 share

Section 3.5(a): Consents:

None.

Section 3.6: Acquired Financial Statements:

True and complete copies of the Acquired Financial Statements are contained in the CD “Alfredo Due Diligence Documents” under numbers 1.3 and 6.1, which consist of:

(a) the financial statements of the Acquired Company from inception until July 15, 2010 and the related balance sheet, statement of income and statement of changes in equity;

(b) the financial statements of PRMC as at December 31 in each of the years 2008 and 2009 and the related statements of income and retained earnings for the years then ended; and

(c) the financial statements consisting of the balance sheet of PRMC as at June 30, 2010, and the related statements of income and retained earnings for the six month period then ended.

Section 3.6, 3.7, 3.9 (b)

On June 2010, the SII notified PRMC of the initiation of a tax inquiry in connection with certain alleged inconsistencies between the 2010 Tax Return filed by PRMC and the information which is in possession of the SII. The official number assigned to this tax inquiry is 110215769. A copy of the notification served by the SII in contained in the CD “Alfredo Due Diligence Documents” under number 5.4. As of the date of this Sellers Disclosure Schedule, the referred tax enquiry is still ongoing. The overall liability arising from or in connection with this disclosure made in connection with sections 3.6, 3.7 and 3.9 (b) will not exceed seventy thousand United States dollars ($70,000).

Section 3.9 (d)

No Tax Returns have been filed with respect to the Acquired Company.

The following Tax Returns have been filed with respect to PRMC:

Year 2008	Year 2009	Year 2010

	F-22 AT 2009	F-22 AT 2010

F-29 October 2008	F-29 January 2009	F-29 January 2010
F-29 November 2008	F-29 February 2009	F-29 February 2010
F-29 December 2008	F-29 March 2009	F-29 March 2010
	F-29 April 2009	F-29 April 2010
	F-29 May 2009	F-29 May 2010
	F-29 June 2009	F-29 June 2010
F-29 July 2009
F-29 August 2009
F-29 September 2009
F-29 October 2009
F-29 November 2009
F-29 December 2009

Copies of these documents are contained in the CD “Alfredo Due Diligence Documents” under numbers 6.2. and 6.4.

Section 3.15(a) and (d): Contracts:

•	Public deed dated June 6, 2008, Option to Purchase Agreement of mining concessions between Sociedad Contractual Minera La Fortaleza and Pacific Road Resources Fund A, Pacific Road Resources Fund B y Pacific Road Holdings NV (OPA) Rep. N° 9.570-2008.
•	Option to Purchase Agreement, English version signed, dated June 6, 2008.
•	Public deed dated Oct 24, 2008, containing assignment of OPA to Pacific Road Mining Chile S.A., Rep. N° 19.423-2008.
•	Public deed containing first amendment to the OPA dated Apr 17, 2009, Rep. N° 6.601-2009
•	“First Amendment to the Option to Purchase Agreement”, English version signed, dated Apr 17, 2009.

•	Service contract between HSB Sondajes S.A. and Pacific Road Resources Fund A, dated August 6, 2008.
•	Service contract between AMEC International Chile S.A. and Pacific Road Mining Chile S.A., dated February 20, 2009.
•	Services Agreement between Alfredo Holdings Ltd. and Ogier Fiduciary Services (Cayman) Ltd. dated June 25, 2009.
•	Secretary Services Agreement between Alfredo Holdings Ltd. and Ogier Fiduciary Services (Cayman) Ltd. dated June 25, 2009.
•	“Share Subscription and Payment Agreement” Pacific Road Resources Fund A and Pacific Road Mining Chile S.A. dated Sept. 25, 2008
•	“Share Purchase Agreement” Pacific Road Resources Fund A and Alfredo Holdings, Ltd. dated Sept. 25, 2008
•	“Share Subscription and Payment Agreement” Pacific Road Resources Fund B and Pacific Road Mining Chile S.A. dated Sept. 25 2008
•	“Share Purchase Agreement” Pacific Road Resources Fund B and Alfredo Holdings, Ltd. dated Sept. 25, 2008
•	“Share Subscription and Payment Agreement” Pacific Road Holdings NV and Pacific Road Mining Chile S.A. dated Sept. 25, 2008
•	“Share Purchase Agreement” Pacific Road Holdings NV and Alfredo Holdings, Ltd. dated Sept. 25, 2008
•	“Share Subscription and Payment Agreement” Alfredo Holdings, Ltd and Pacific Road Mining Chile S.A. dated Oct. 8, 2008
•	“Share Subscription and Payment Agreement” Alfredo Holdings, Ltd and Pacific Road Mining Chile S.A. dated Oct. 17, 2008
•	“Share Subscription and Payment Agreement” Alfredo Holdings, Ltd and Pacific Road Mining Chile S.A. dated Oct. 22, 2008
•	“Share Subscription and Payment Agreement” Alfredo Holdings, Ltd and Pacific Road Mining Chile S.A. dated Apr. 8, 2009
•	“Share Subscription and Payment Agreement” Alfredo Holdings, Ltd and Pacific Road Mining Chile S.A. dated Apr. 17, 2009
•	Purchase Order 1, dated July 25, 2008.
•	Purchase Order 2, dated August 4, 2008.

•	Purchase Order 3, dated July 30, 2008.
•	Purchase Order 4, dated August 4, 2008.
•	Purchase Order 5, dated September 30, 2008.
•	Purchase Order 6, dated November 4, 2008.
•	Purchase Order 7, dated November 4, 2008.
•	Purchase Order 8, dated November 4, 2008.
•	Purchase Order 9, dated November 4, 2008.
•	Purchase Order 10, dated December 2, 2008.
•	Purchase Order 11, dated February 24, 2009.*
•	Subscriber share transfer from Ogier to PRCM G.P.
•	Assignment Agreement of USD335,000 debt dated June 18, 2009

* This purchase Order was titled 07-09, but corresponds to PO 11.

Copy of these Contracts have been delivered to Buyer and are contained in the CD “Alfredo Due Diligence Documents” under numbers 1.14, 1.15, 1.16,1.17, 3, 7.1, 7.2, 7.3, 7.4, 7.5, 8 and 9.

Section 3.25(a): Mining Concessions:

The Mining Concessions are the following:

Uno) “Alfredo Uno Uno al Sesenta”, cuya sentencia constitutiva y acta de mensura se encuentra inscrita a fojas ciento treinta y nueve número treinta y siete del Registro de Propiedad correspondiente al año dos mil ocho.

Dos) “Alfredo Dos Uno al Sesenta”, cuya sentencia constitutiva y acta de mensura se encuentra inscrita a fojas ciento cuarenta y cuatro número treinta y ocho del Registro de Propiedad correspondiente al año dos mil ocho.

Tres) “Alfredo Tres Uno al Cuarenta”, cuya sentencia constitutiva y acta de mensura se encuentra inscrita a fojas ciento cuarenta y nueve número treinta y nueve del Registro de Propiedad correspondiente al año dos mil ocho.

Cuatro) “Alfredo Cuatro Uno al Sesenta”, cuya sentencia constitutiva y acta de mensura se encuentra inscrita a fojas ciento cincuenta y cuatro número cuarenta del Registro de Propiedad correspondiente al año dos mil ocho.

Cinco) “Alfredo Cinco Uno al Treinta”, cuya sentencia constitutiva y acta de mensura se encuentra inscrita a fojas ciento cincuenta y nueve número cuarenta y uno del Registro de Propiedad correspondiente al año dos mil ocho.

Seis) “Alfredo Seis Uno al Veinte”, cuya sentencia constitutiva y acta de mensura se encuentra inscrita a fojas ciento sesenta y cuatro número cuarenta y dos del Registro de Propiedad correspondiente al año dos mil ocho.

Section 3.25 (g): Mining Matters:

 By means of an email sent on April 20, 2010 by Mr. Antonio Rojas, as legal representative of SCMLF, to Carlos Alberto Reyes, as legal representative of PRMC, SCMLF granted PRMC a one-time grace period for the payment of the option payment due on March 30, 2010. Accordingly, the referred option payment was paid by PRMC within the grace period granted by SCMLF but after the expiration of the cure period provided for in the OPA. SCMLF acknowledged the receipt of such option payment to its entire satisfaction pursuant to the terms of the grace period arrangement. Such late payment does not affect or jeopardize in any manner PRMC’s rights under the Option to Purchase Agreement. A copy of the email is contained in the Alfredo Due Diligence CD under number 7.6.

Section 3.25 (g): Mining Matters:

Buyer is aware that the option payment due on July 30, 2010, amounting to $140,000 has not been paid by PRMC. The OPA establishes a cure period of 15 business days counted from the due date in order to effect the payment. PRMC has the right to make the payment within such cure period without affecting or jeopardizing in any manner PRMC’s rights under the Option to Purchase Agreement.

Section 3.26(a): Representations Relating to Sellers’ Acquisition of the Purchase Price Shares:

Seller discloses that it has agreed to deliver a part of the Purchase Price Shares to the Persons and in the amounts indicated in Schedule 2.1(d).

Section 5.2(a): Confidentiality:

Sellers disclosed certain information of the Acquired Company and PRMC prior to the Closing Date [pursuant to] confidentiality agreements contained in the CD “Alfredo Due Diligence Documents” under number 9.

BUYER DISCLOSURE SCHEDULE

Section 4.1     Charter Documents

•	Articles of Incorporation of Buyer as filed with the Nevada Secretary of State on June 24, 2005 – incorporated by reference to Exhibit 3.1 to the Buyer’s registration statement on Form SB-2 (SEC File No. 333-127703), filed with the Securities and Exchange Commission on August 19, 2005.

•	Certificate of Amendment to Articles of Incorporation of Buyer as filed with the Nevada Secretary of State on July 11, 2008 – incorporated by reference to Exhibit 3.1 to the Buyer’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 29, 2008.

•	Certificate of Amendment to Articles of Incorporation of Buyer as filed with the Nevada Secretary of State on October 19, 2009 – incorporated by reference to Exhibit 3.1 to the Buyer’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2009.

•	Bylaws of Buyer – incorporated by reference to Exhibit 3.2 to the Buyer’s registration statement on Form SB-2 (SEC File No. 333-127703), filed with the Securities and Exchange Commission on August 19, 2005.

Section 4.2(a) Securities

Shares

Currently Outstanding	76,625,095
Outstanding Warrants[1]	20,483,000
2009 Equity Incentive Plan[2]	5,000,000
Convertible Note[3]	114,349

Total Outstanding	76,625,095
Total Fully Diluted	102,222,444

[1]	The outstanding warrants consist of warrants to purchase 7,101,500 shares of Common Stock for $0.50 per share, warrants to purchase 7,101,500 shares of Common Stock for $1.00 per share. Also includes Warrants to purchase 6,000,000 shares of Common Stock for $0.50 per share and Agent Warrants to purchase 420,000 shares of Common Stock for $0.25 per share.

[2]	Includes all shares reserved for issuance pursuant to awards granted under the Plan. The Buyer currently has outstanding options granted under the Plan to purchase an aggregate of 800,000 shares of Common Stock.
[3]	Assumes conversion of $45,000 principal plus $4,170 accrued interest at $0.43 per share (closing price on 22 June 2010).

Schedule 4.2(f)           Obligations to Fund

The description of Buyer’s obligations, contingent or otherwise, to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person are incorporated herein by reference to Buyer’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 18, 2010, including the disclosure therein under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Schedule 4.6    Buyer Financial Statements

•	The Buyer Interim Financial Statements are incorporated herein by reference to Buyer’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 18, 2010.

•	The Buyer Annual Financial Statements for the year ended June 30, 2009 are incorporated herein by reference to Buyer’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 25, 2009.

•	The Buyer Annual Financial Statements for the year ended June 30, 2008 are incorporated herein by reference to Buyer’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 25, 2008.